As filed with the Securities and Exchange Commission on August 3, 2016

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QPAGOS

(Exact Name of Registrant as Specified in Its Charter)

Nevada

  (State or Other Jurisdiction of Incorporation or Organization)

5961

(Primary Standard Industrial Classification Code Number)

33-1230229

(I.R.S. Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

+52 (55) 55-110-110

(Address and telephone number of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

Gaston Pereira

Chief Executive Officer

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

+52 (55) 55-110-110

(Name, address and telephone number of agent for service)

Copy to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common stock, par value $0.0001 per share	9,917,074	$0.91	$9,024,537	$909
Common stock, par value $0.0001 per share, issuable upon exercise of warrants with an exercise price of $.625 per share	6,219,200	$0.91	$5,659,472	$570	(4)
Total	16,136,274		$14,684,009	$1,479

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	9,917,074 shares of common stock are to be offered by the Selling Stockholders named herein and 6,919,200 are shares of common stock issuable upon exercise of warrants having an exercise price of $.625 per share.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on August 1, 2016.

(4)	Estimated solely for the purpose of calculating the registration fee for these shares in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on August 1, 2016.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2016

QPAGOS

16,136,274 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section titled “Selling Stockholders,” which we refer to as the Selling Stockholders (the “Selling Stockholders”) of up to 16,136,274 shares (the “Shares”) of our common stock, par value $0.001 per share, of which (i) 9,917,074 are shares of common stock; and (ii) 6,219,200 are shares of common stock issuable upon exercise of warrants having an exercise price of $.625 per share (the “Warrants”), which warrants were assumed by us in the Merger that we consummated in May 2016 (the “Merger”) and were originally issued in the December 2015 private placement conducted by our subsidiary, Qpagos Corporation (the “2015 Offering”) (of which 1,435,200 were issued to the placement agent).  We are registering the resale of the 4,784,000 shares of common stock that were issued in the Merger in exchange for shares of stock held by investors that engaged in the 2015 Offering and all of the shares issuable upon exercise of the Warrants as required by the Registration Rights Agreement that we entered into with certain of the Selling Stockholders (the “Registration Rights Agreements”) and the placement agent agreement that we entered into with the placement agent.

The Selling Stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transaction at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. See “Plan of Distribution” for more information.

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders. However, we will receive net proceeds of any Warrants exercised (unless warrants are exercised on a cashless basis, which feature only applies to certain warrants). See “Use of Proceeds.”

Our common stock is traded on the OTCQB, under the symbol “QPAG.” The closing price of our stock on August 1, 2016 was $0.91.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for more information.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 4. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” or “the Company” refer to QPAGOS and its subsidiaries on a consolidated basis. References to “Selling Stockholders” refer to those stockholders listed herein under “Selling Stockholders” and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, about us and our subsidiaries and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of our Company and our subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 5 of this prospectus, the risk factors set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2016, and our Transitional Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on June 17, 2016.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 5. Except where the context requires otherwise, in this prospectus the terms “Company,” “QPAGOS,” “we,” “us” and “our” refer to QPAGOS, a Nevada corporation.

Company Overview

Overview

We are a provider of next generation physical and virtual payment services that we introduced to the Mexican market in the third quarter of 2014. We have a ten-year renewable exclusive license agreement for the use of technology that can be used to perform services that are similar to services that have been successfully deployed with this technology in several European, Asian, North and South American countries.

We provide an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. We help consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, we license technology that can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to a friend or relative.

Our current focus is on Mexico which remains a cash-dominated society for retail consumer payments with approximately 80% of the value of personal payments exchanged in cash (Bank of Mexico). The penetration of electronic payment services, such as credit and debit cards and point of sale terminals, significantly lags behind more developed economies. We believe that opportunities for our services in Mexico are vast. With over 107 million mobile subscribers in Mexico, 88% of which are under prepaid plans, mobile top-up alone, was a $12 billion business in 2014 as reported by PwC Telecom in Mexico 2015, America Móvil 4Q 2015. We believe that there is opportunity for growth in the Mexican market and we have expanded to service providers beyond the mobile telephone operators to service provides of electricity, transportation, utilities, municipal services and taxes, consumer credit installments, insurance premiums, and many more. Altogether as of the first quarter of 2016 our platform had integrated 160 such services.

Our primary strategy in Mexico to date has been the attraction of service providers as well as the deployment of kiosks through Redpag Electrónicos S.A.P.I. de C.V., our kiosk management subsidiary. During the twelve months ended December 31, 2015 and for the three months ended March 31, 2016, our wholly owned subsidiary, Qpagos Corporation generated net revenues of $1,510,369 and $887,490, respectively, from its operations in Mexico. Qpagos Corporation’s primary source of revenue are fees it receives for processing payments made by consumers to service providers. We also generate revenue from non-payment services such as kiosk rentals and sales. Qpagos Corporation currently has in excess of 160 service providers integrated into its payment gateway, which includes all mobile phone providers in Mexico as well as most utility companies, financial services, entertainment venues and others. As of March 31, 2016, Qpagos Corporation deployed over 233 kiosks and terminals. Qpagos Corporation’s kiosks and terminals can be found at convenience stores, next to metro stations, retail stores, airport terminals, education centers, and malls in major urban centers, as well as many small and rural towns.

In addition, Qpagos Corporation has contracted for an electronic wallet which should enable consumers to hold balances in its kiosks for future use or to receive change. Launched in the first quarter of 2016 customers can now use cash and/or stored value in order to pay for goods and services across physical or virtual environments interchangeably. Also in the first quarter of 2016, Qpagos Corporation launched our mobile app by which smart phone users can now access the exact menu of services available in our kiosks and make payments from the convenience of their phones. Cash is uploaded to the electronic wallet app via kiosks.

We believe that Qpagos Corporation’s platform provides simple and intuitive user interfaces, convenient access and best-in-class services. Qpagos Corporation runs its network and process its transactions using a proprietary, advanced technology platform that leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. We believe that the breadth and reach of this network, along with the proprietary nature of its technology platform, differentiate us from our competitors and allow us to effectively manage and update our services and realize significant operating leverage with growth in volumes.

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QPAGOS Corporate History and Background

Our current corporate structure is as follows:

QPAGOS was incorporated on September 25, 2013 under the laws of the State of Nevada originally under the name Asiya Pearls, Inc. On May 27, 2016, Asiya Pearls, Inc. filed a Certifiacte of Amendment to its Articles of Incoproation to change its name to QPAGOS.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for its two 99.9% owned operating subsidiaries, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. Each of these entities were incorporated in November 2013 in Mexico.

QPagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On August 31, 2015, Qpagos Corporation entered into a share exchange agreement with stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to effect a reverse merger transaction. Pursuant to the transaction, the majority of the stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. exchanged 99.996% and 99.99% of the outstanding shares of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., respectively, for shares of Qpagos Corporation. Upon consummation of the transaction QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. became subsidiaries of Qpagos Corporation.

On May 12, 2016, Qpagos Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QPAGOS and QPAGOS Merge, Inc., a Delaware corporation and wholly owned subsidiary of QPAGOS (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016 Qpagos Corporation and Merger Sub merged (the “Merger”), and Qpagos Corporation continued as the surviving corporation of the Merger and became a wholly owned subsidiary of QPAGOS. As a result of the Merger, each outstanding share of Qpagos Corporation common stock was converted into the right to receive two shares of QPAGOS common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, we issued, and Qpagos Corporation stockholders received in a tax-free exchange, shares of our common stock such that Qpagos Corporation stockholders owned approximately 91% of our company immediately after the Merger. In addition, each outstanding warrant of Qpagos Corporation was assumed by us and converted into a warrant to acquire a number of shares of our common stock equal to twice the number of shares of common stock of Qpagos Corporation subject to the warrant immediately before the effective time of the Merger at an exercise price per share of Company common stock equal to 50% of the warrant exercise price for Qpagos Corporation common stock. There are no outstanding stock options of Qpagos Corporation.

On May 27, 2016, we changed our name from Asiya Pearls, Inc. to QPAGOS.

Our principal offices are located at Paseo del la Reforma 404 Piso 15 PH, Col. Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600, and our telephone number at that office is +52 (55) 55-110-110. We also have offices in the United States that are located at 1900 Glades Road, Suite 265, Boca Raton, Florida 33431. We maintain an Internet website at www.qpagos.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus or any supplement to the prospectus.

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Our Strategy

Our mission is to leverage the experience and success of other global companies in our industry, and establish ourselves as the leading developer and supplier of state-of-the-art electronic payment solutions to Mexican merchants and service providers across all consumer services sectors, such as: fixed and mobile telephone operators, internet services providers, cable, entertainment, public and municipal services such as electricity, water and gas, financial and travel services. Our near term strategy includes:

•	Positioning ourselves as the leading consumer payment solutions provider for all service providers that rely on electronic payments for their collection needs.

•	Establishing a successful distributor network based on a competitive distribution model for entrepreneurs that look at our self-service kiosks as a profitable business opportunity, as well as retail chains and retail banks that need to expedite electronic payments that are clogging teller lines through the assistance of self-service kiosks.

•	Supporting distributors and franchisees through training, point of sale marketing materials, and an ever increasing amount of payment services, many of which are regional in nature.

•	Developing a Franchising Model through the creation and expansion of one-stop payment services stores which cater to the vast need for a digital payment solution in Mexico.

•	Developing a motivated and effective sales management team.

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THE OFFERING

Issuer	QPAGOS

Securities offered	This prospectus covers the sale of up to of up to 16,136,274 shares of common stock, of which (i) 9,917,074 are shares of common stock; and (ii) 6,219,200 are shares of common stock issuable upon exercise of the Warrants at an exercise price of $.625 per share.

Total shares of common stock to be outstanding after this offering(1)	55,264,000 shares

Use of Proceeds	We will not receive proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. However, we will receive net proceeds of any Warrants exercised (unless warrants are exercised on a cashless basis, which feature only applies to certain warrants). See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

OTCQB symbol	Our common stock is traded on the OTCQB, under the symbol “QPAG.”

(1) The number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of August 1, 2016, including the shares of common stock held by the Selling Stockholders. This number excludes 6,219,200 shares of common stock issuable upon exercise of the Warrants with a weighted average exercise price of $.625 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATING TO OUR BUSINESS

Risks Relating to Our Business and Industry

We have had limited operations to date.

Qpagos Corporation’s subsidiaries were incorporated in November 2013 and began deploying kiosks in Mexico in November 2014. As such, we have a very limited operating history. We have yet to demonstrate our ability to overcome the risks frequently encountered in the payment services industry and are still subject to many of the risks common to early stage companies, including the uncertainty as to our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. There can be no assurance that we will be able to consummate our business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends. Investors should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential is unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

Our condensed consolidated financial statements have been prepared assuming that it will continue as a going concern.

Our operating losses, negative cash flows from operations and limited alternative sources of revenue raise substantial doubt about our ability to continue as a going concern.  The condensed consolidated financial statements for the three months ended March 31, 2016 do not include any adjustments that might result from the outcome of this uncertainty.  If we cannot raise adequate capital on acceptable terms or generate sufficient revenue from operations we will need to revise our business plans.

We may continue to generate operating losses and experience negative cash flows and it is uncertain whether we will achieve profitability.

For the three months ended March 31, 2016 and for the years ended December 31, 2015, we incurred a net loss of $2.7 million and $2.5 million, respectively. We had an accumulated deficit of $6.7 million through March 31, 2016. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. As a result, we will need to generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

The payment services industry is highly competitive, and we have a number of competitors that are larger and have greater financial and other resources.

The payment services industry is highly competitive, and our continued growth depends on our ability to compete effectively. Although we do not face direct competition from any competitor in exactly the same line of business, we face competition from a variety of financial and non-financial business groups. These competitors include retail banks, non-traditional payment service providers, such as retailers and mobile network operators, traditional kiosk and terminal operators and electronic payment system operators, as well as other companies that provide various forms of payment services, including electronic payment and payment processing services. Competitors in our industry seek to differentiate themselves by features and functionalities such as speed, convenience, network size, accessibility, hours of operation, reliability and price. A significant number of our competitors have greater financial, technological and marketing resources than we have, operate robust networks and are highly regarded by consumers.

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There is uncertainty as to market acceptance of our technology and services.

We have conducted our own research into the markets for our services; however, because we are a new entrant into the market, we cannot guarantee market acceptance of our services and have somewhat limited information on which to estimate our anticipated level of sales. Our services require consumers and service providers to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers the demand for our products will be reduced.

The technology upon which our business is dependent is licensed from a third party under the terms of a ten year license agreement, which if terminated, would result in the cessation of our business operations.

The license with Janor Enterprises Ltd. (“Janor”) is for the rights to use three software programs upon which our business is completely dependent. The agreement is for a term of ten years, and may be extended for an additional ten years but may be terminated early by Janor if we fail to comply with its terms and conditions or make certain payments. The rights to the licensed programs terminate upon expiration or termination of the agreement. We have no guarantee that Janor will renew our agreement upon expiration of the extended term. If we are not able to maintain this license, we would have to cease operations unless we have developed or secured the rights to technology that would provide the same functionality and we are able to reconfigure our installed base of kiosks, terminals and other system infrastructure to work with the new technology. These hurdles would be extremely expensive and time consuming, and it is unlikely that we would be able stay in business.

Our exclusive right to the technology that we license is subject to forfeiture if we fail to make certain quarterly payments.

The technology that we license from Janor is licensed pursuant to the terms of a license agreement. Subject to us making quarterly payments of $5,000 per quarter, Janor has agreed that neither it nor any of its subsidiary or affiliated entity will install a terminal and/or kiosk that incorporates the programs we use or a technology having the same or a similar effect nor will they provide any person or entity with the right to install a terminal and/or kiosk in Mexico that incorporates the programs we use or a technology having the same or a similar effect; provided; however, If we should fail to make the quarterly payments, there is no prohibition from Janor licensing the same technology to another entity in Mexico that could compete with us. If Janor were to license the same technology to a third party our competitive position in Mexico could be substantially harmed.

We rely on one outside vendor for the supply of key kiosk parts and the partial or complete loss of this supplier could cause customer supply or production delays and as a result potentially a loss of revenues.

We rely on one outside vendor based outside Mexico to manufacture substantial portions of critical hardware that are used with or included in our kiosks. Although there are other suppliers that could supply the hardware required for the kiosks, we do not have a contract with such other suppliers and therefore, if our present vendor was to delay or terminate its performance, our business would likely be disrupted.

Our reliance on this vendor is expected to continue and involves other risks, including our limited control over the availability of components, delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales as a result of our dependency upon this vendor. Although we expect that other existing vendors would be able to supply us with any needed products if this vendor was to cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts, if these other existing vendors were unable to supply us in a timely manner, or on comparable terms, our business could be materially adversely impacted.

Our reliance on outside suppliers for our kiosk hardware involves several risks, including the following:

•	our suppliers of required parts may cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts for a number of reasons, including contractual disputes with our supplier or adverse financial developments at or affecting the supplier;

•	we have reduced control over the pricing of third party-supplied materials, and our supplier may be unable or unwilling to supply us with required materials on commercially acceptable terms, or at all;

•	we have reduced control over the timely delivery of third party-supplied materials; and

•	our suppliers may be unable to develop technologically advanced products to support our growth and development of new systems.

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Disruptions in international trade and finance or in transportation also may have a material adverse effect on our business, financial condition and results of operation.  Any significant disruption in our operations for any reason, such as regulatory requirements, scheduling delays, quality control problems, loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism, labor strikes, contract disputes, could adversely affect our sales and customer relationships. In addition, in the event of a breach of law by a vendor based outside of Mexico or a breach of a contractual obligation that has an adverse effect upon our operations, we may have little or no recourse because all of our vendors’ assets could be located in a foreign country, such as Russia, Italy, Germany, Canada or the People’s Republic of China where it may not be possible to effect service of process and uncertainty exists as to whether the courts in such foreign jurisdiction would recognize or enforce a judgment of a Mexican court obtained against the vendor.

We are subject to the economic risk and business cycles of our merchants and agents and the overall level of consumer spending.

The payment services industry depends heavily on the overall level of consumer spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. Economic factors such as employment levels, business conditions, energy and fuel costs, interest rates, and inflation rate could reduce consumer spending or change consumer purchasing habits. A reduction in the amount of consumer spending could result in a decrease in our revenue and profits. If our merchants make fewer sales of their products and services using our services or consumers spend less money per transaction, we will have fewer transactions to process at lower amounts, resulting in lower revenue. Weakening in the Mexican economy could have a negative impact on our merchants, as well as consumers who purchase products and services using our payment processing systems, which could, in turn, negatively impact our business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our payment processing volume. In addition, these factors could force some of our merchants and/or agents to liquidate their operations or go bankrupt, or could cause our agents to reduce the number of their locations or hours of operation, resulting in reduced transaction volumes. We also have a certain amount of fixed costs, including salaries and rent, which could limit our ability to adjust costs and respond quickly to changes affecting the economy and our business.

We do not control the rates of the fees levied by Qpagos Corporation’s agents on consumers.

Qpagos Corporation’s agents pay it an agreed fee using a portion of the fees levied by them on consumers. The fee paid to Qpagos Corporation by the agent is based on a percentage of the value of each transaction that Qpagos Corporation processes or a fixed rate per transaction. However, in most cases the amount of fees levied by an agent on a consumer for each particular transaction is determined by such agent at its own discretion. Qpagos Corporation usually does not cap the amount of such fees or otherwise control it. We believe that the fees set by agents are market-driven, and that our interests and Qpagos Corporation’s agents’ interests are aligned with a view to maintaining fees at a level that would simultaneously result in our agents’ profitability and customer satisfaction. However, we can provide no assurance that agents will not raise fees to a level that will adversely affect the popularity of our services among consumers. At the same time, if Qpagos Corporation is forced to cap customer fees to protect the strength of our brand or otherwise, it may lose a significant number of agents, which would reduce the penetration of our physical distribution network. In limited instances, we have introduced such caps at the request of our merchants. No assurance can be made that this trend will not increase. Material increases in customer fees by our agents or the imposition of caps on the rates of such fees by us could have an adverse effect on the business, financial condition and results of operations.

If consumer confidence in our business deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business is built on consumers’ confidence in our brands, as well as our ability to provide fast, reliable payment services. As a consumer business, the strength of our brand and reputation are of paramount importance to us. A number of factors could adversely affect consumer confidence in our brand, many of which are beyond our control, and could have an adverse impact on our results of operations. These factors include:

•	any regulatory action or investigation against us;

•	any significant interruption to our systems and operations; and

•	any breach of our security systems or any compromises of consumer data.

In addition, we are largely dependent on our agents and, in the future, will be dependent, on franchisees to which we license our products to maintain the reputation of our brand. Despite the measures that we put in place to ensure their compliance with our performance standards, our lack of control over their operations may result in the low quality of service of a particular agent or franchisee being attributed to our brand, negatively affecting our overall reputation. Furthermore, negative publicity surrounding any assertion that our agents and/or merchants are implicated in fraudulent transactions, irrespective of the accuracy of such publicity or its connection with our current operations or business, could harm our reputation. Any event that hurts our brand and reputation among consumers as a reliable payment services provider could have a material adverse effect on our business, financial condition and results of operations.

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A decline in the use of cash as a means of payment may result in a decline in the use of our kiosks and terminals.

Substantially all of our operations are in Mexico where a substantial part of the population relies on cash payments rather than credit and debit card payments or electronic banking. We believe that consumers making cash payments are more likely to use our kiosks and terminals than where alternative payment methods are available. As a result, we believe that our profitability depends on the use of cash as a means of payment. There can be no assurance that over time, the prevalence of cash payments in Mexico will not decline as a greater percentage of the population adopts credit and debit card payments and electronic banking. The shift from cash payments to credit and debit card payments and electronic banking could reduce our market share and payment volumes and may have a material adverse effect on our business, financial condition and results of operations.

Our business operations are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Our business operations are located substantially in Mexico. While Qpagos Corporation recently invested in a company developing similar services in the United States and we may expand our business to new geographic regions, we are and will continue to still be highly concentrated in Mexico. Because to date we derive all of our total revenues from our operations in Mexico and expect to continue to derive a significant portion of our revenue from operations in Mexico for the near future, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in Mexico. Moreover, due to the concentration of our businesses in Mexico, our business is less diversified and, accordingly, is subject to greater regional risks than some of our competitors.

We are not currently subject to extensive government regulation; however, we could be subject to extensive government regulation, and there can be no guarantee that new regulations applicable to our business will not be enacted.

Currently our business is not impacted by government regulation; however, we may be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving, and are often unclear and inconsistent with other applicable laws and regulations making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

If local authorities in Mexico choose to enforce specific interpretations of the applicable legislation that differ from ours or enact new laws, we may be found to be in violation and subject to penalties or other liabilities. This could also limit our ability in effecting such payments going forward and may increase our cost of doing business.

In addition, there is significant uncertainty regarding future legislation on taxation of electronic payments in Mexico, including the place of taxation. Subsequent legislation and regulation and interpretations thereof, litigation, court rulings, or other events could expose us to increased costs, liability and reputational damage that could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

From time-to-time, we may evaluate possible acquisition transactions, partnerships or joint ventures, some of which may be material. Potential future acquisitions, partnerships and joint ventures may pose significant risks to our existing operations if they cannot be successfully integrated. These projects would place additional demands on our managerial, operational, financial and other resources, create operational complexity requiring additional personnel and other resources and require enhanced control procedures. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations. Moreover, even if we were successful in integrating newly acquired assets, expected synergies or cost savings may not materialize, resulting in lower than expected benefits to us from such transactions. We may spend time and money on projects that do not increase our revenue. Additionally, when making acquisitions it may not be possible for us to conduct a detailed investigation of the nature of the assets being acquired due to, for instance, time constraints in making the decision and other factors. We may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. In addition, in connection with any acquisitions, we must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in us not receiving all necessary approvals in order to complete a desired acquisition. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. All of the above risks could have a material adverse effect on our business, results of operations, financial condition, and prospects.

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As our business develops we will need to implement enhanced compliance processes, procedures and controls with respect to the rules and regulations that apply to our business.

Our success requires significant public confidence in our ability to handle large and growing payment volumes and amounts of consumer funds, as well as comply with applicable regulatory requirements. Any failure to manage consumer funds or to comply with applicable regulatory requirements could result in the imposition of fines, harm our reputation and significantly diminish use of our products. In addition, if we are not in compliance with anti-corruption laws and other laws governing the conduct of business with government entities and/or officials (including local laws), we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our business, financial condition, results of operations and prospects.

If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

The payment services industry in which we operate is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs and the entrance of more established market players seeking to expand into these businesses. In order to remain competitive, we continually seek to expand the services we offer and to develop new projects, including, for example, the electronic wallet. These projects carry risks, such as delays in delivery, performance problems and lack of customer acceptance. In our industry, these risks are acute. Any delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to consumers. In addition, if alternative payment mechanisms become widely available, substituting our current products and services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business and prospects could be adversely affected. Furthermore, we may be unable to recover the costs we have incurred in developing new services. Our development efforts could result in increased costs and we could also experience a loss in business that could reduce our earnings or could cause a loss of revenue if promised new services are not timely delivered to our clients, are not able to compete effectively with our competitors’ or do not perform as anticipated. If we are unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost effective basis, our business, financial condition and results of operations could be materially adversely affected.

Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software and telecommunications networks, as well as the data centers that we lease from third parties. We only have one data center in central Mexico that controls our operations and hosts our main equipment. Our systems and operations, or those of our third party providers, could be exposed to damage or interruption from, among other things, fire, flood, natural disaster, power loss, telecommunications failure, vendor failure, unauthorized entry, improper operation and computer viruses. Substantial property and equipment loss, and disruption in operations, as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition and results of operations. In addition, any outage or disruptive efforts to our data center would result in the failure of our computers and kiosks to operate and would, if for an extensive period of time, adversely impact our reputation, brand and future prospects.

Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We store and/or transmit sensitive data, such as mobile phone numbers, and we have ultimate liability to our consumers for our failure to protect this data. If breaches occur our encryption of data and other protective measures may not prevent unauthorized disclosure of data. Unauthorized disclosure of data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments as well as kiosks and terminals generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines by state authorities and otherwise materially adversely affect our business, financial condition and results of operations.

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Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could diminish consumer confidence in, and the attractiveness of, our services. Breaches of our consumers’ privacy and our security systems could have the same effect. We sometimes take measures to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds, which could damage relations with our consumers. These measures heighten the need for prompt and attentive customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could impact our profitability significantly. Any inability by us to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer, and we may lose our customers’ confidence, which could have a material adverse effect on our business, financial condition and results of operations.

Qpagos Corporation’s agreements with our agents and our merchants do not include exclusivity clauses and may be terminated unilaterally at any time or upon short notice.

Qpagos Corporation normally does not include exclusivity clauses in its agreements with agents or merchants, which is standard in the payment services industry. Accordingly, merchants and agents do not have any restrictions on dealings with other providers and can switch from Qpagos Corporation payment processing system to another without significant investment. The termination of contracts with existing agents or merchants or a significant decline in the amount of business we do with them as a result of contracts not having exclusivity clauses could have a material adverse effect on our business, financial condition and results of operations.

Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken and continue to take, our payment system remains susceptible to potentially illegal or improper uses. These may include use of our payment services in connection with fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. In the past there have been news articles on how organized crime groups have used other payment services to transfer money in the course of illegal transactions.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Our risk management policies and procedures may not be fully effective to identify, monitor and manage these risks. We are not able to monitor in each case the sources for our counterparties’ funds or the ways in which they use them. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition and results of operations. Furthermore, an increase in fraudulent transactions or publicity regarding chargeback disputes could harm our reputation and reduce consumer confidence in the use of our kiosks and electronic wallets.

We are subject to fluctuations in currency exchange rates.

We are exposed to currency risks. Qpagos Corporation’s financial statements are expressed in U.S. dollars, while its revenues and expenses are in Mexican pesos. Accordingly, its results of operations and assets and liabilities are exposed to fluctuations in exchange rates between the U.S. dollar and the Mexican peso. In addition, changes in currency exchange rates also affect the carrying value of assets on the balance sheet, which may result in a decline in the dollar amount of our total assets on the balance sheet. During the year ended December 31, 2015 Qpagos Corporation incurred a foreign currency loss of ($466,920) attributable to the deterioration of the Mexican Peso against the U.S. Dollar. However, during the three months ended March 31, 2016, Qpagos Corporation had a foreign currency gain of $30,984.

We may not be able to successfully protect the intellectual property we license and may be subject to infringement claims.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our proprietary technology. We customarily require our employees and independent contractors to execute confidentiality agreements or otherwise to agree to keep our proprietary information confidential when their relationship with us begins. Typically, our employment contracts also include clauses requiring our employees to assign to us all of the inventions and intellectual property rights they develop in the course of their employment and to agree not to disclose our confidential information. Nevertheless, others, including our competitors, may independently develop similar technology to that licensed by us, duplicate our services or design around our intellectual property. Further, contractual arrangements may not prevent unauthorized disclosure of our confidential information or ensure an adequate remedy in the event of any unauthorized disclosure of our confidential information. Because of the limited protection and enforcement of intellectual property rights in Mexico, our intellectual property rights may not be as protected as they may be in more developed markets such as the United States. We may have to litigate to enforce or determine the scope or enforceability of our intellectual property rights (including trade secrets and know-how), which could be expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection could harm our business and ability to compete and could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Additionally, we do not hold any patents for our business model or our business processes, and we do not currently intend to obtain any such patents in Mexico, the United States or elsewhere.

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We may also be subject to costly litigation in the event our services or the technology that we license are claimed to infringe, misappropriate or otherwise violate any third party’s intellectual property or proprietary rights. Such claims could include patent infringement, copyright infringement, trademark infringement, trade secret misappropriation or breach of licenses. We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our services. In such circumstances, if we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, in recent years, non-practicing entities have been acquiring patents, making claims of patent infringement and attempting to extract settlements from companies in our industry. Even if we believe that such claims are without merit and successfully defend these claims, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees.

We may use open source software in a manner that could be harmful to our business.

We use open source software in connection with our technology and services. The original developers of the open source code provide no warranties on such code. Moreover, some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. The use of such open source code may ultimately require us to replace certain code used in our products, pay a royalty to use some open source code or discontinue certain products. Any of the above requirements could be harmful to our business, financial condition and operations.

We do not have and may be unable to obtain sufficient insurance to protect ourselves from business risks.

The insurance industry in Mexico is not yet fully developed, and many forms of insurance protection common in more developed countries are not yet fully available or are not available on comparable or commercially acceptable terms. Accordingly, while we hold certain mandatory types of insurance policies, we do not currently maintain insurance coverage for business interruption, property damage or loss of key management personnel, as we have been unable to obtain these on commercially acceptable terms. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks or fraudulent transactions. We also do not generally maintain separate funds or otherwise set aside reserves for most types of business-related risks. Accordingly, our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses, which could materially adversely affect our business, financial condition and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after and are not in sufficient supply in Mexico. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace effectively current personnel who depart with qualified or effective successors. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

If we cannot establish profitable operations, we will need to raise additional capital to fully implement our business plan, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment.

Achieving and sustaining profitability will require us to increase our revenues and manage our operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations and in order to fully implement our business plan. To date, we and our subsidiaries have raised an aggregate of $6,500,187 from the sale of debt and equity securities. We estimate that we will need approximately $3,000,000 in order to implement our current business plan. If we do not generate such revenue from operations, we may be forced to limit our expansion. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders, may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease its operations, which could result in the loss to investors of their investment in our securities.

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The substantial share ownership position of ten of our largest stockholders may limit your ability to influence corporate matters.

As of the date of this prospectus, 10 stockholders (exclusive of our officers and directors) own 32,080,199 shares of common stock, representing approximately 58% of the voting power of our issued share capital. As a result of this concentration of share ownership, the 10 stockholders have sole discretion over certain matters submitted to our stockholders for approval that require a simple majority vote and has significant voting power on all matters submitted to our stockholders for approval that require a qualified majority vote, including the power to veto them. This concentration of ownership could delay, deter or prevent a change of control or other business combination, which could negatively impact the value of our shares. The interests of these 10 stockholders may not always coincide with the interests of our other stockholders.

Certain of our officers may have a conflict of interest.

Certain of our officers are currently working for our company on a part-time basis. One such officer also works at other jobs and has discretion to decide what time he devotes to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs.

Risks Relating to Doing Business in Mexico

Emerging markets, such as Mexico, are subject to greater risks than more developed markets, including significant legal, economic and political risks.

Investors in emerging markets, such as Mexico, should be aware that these markets are subject to greater risk than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. Accordingly, investors should exercise particular care in evaluating the risks involved and must decide for themselves whether, in light of those risks, their investment is appropriate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved, and investors are urged to consult with their own legal and financial advisors before making an investment in our securities.

Mexican federal governmental policies or regulations, as well as economic, political and social developments in Mexico, could adversely affect our business, financial condition, results of operations and prospects.

Substantially all of our assets and operations are located in Mexico. As a result, we are subject to political, legal and regulatory risks specific to Mexico, which can have a significant impact on our business, results of operations and financial condition. The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions, fiscal and monetary policy could have an impact on Mexican private sector entities, including our company, and on market conditions. We cannot predict the impact that political conditions will have on the Mexican economy. Furthermore, our business, financial condition, results of operations and prospects may be affected by currency fluctuations, price instability, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico, over which we have no control. We cannot assure potential investors that changes in Mexican federal governmental policies will not adversely affect our business, financial condition, results of operations and prospects. Mexico has recently experienced periods of violence and crime due to the activities of drug cartels. In response, the Mexican government has implemented various security measures and has strengthened its police and military forces. Despite these efforts, drug-related crime continues to exist in Mexico. These activities, their possible escalation and the violence associated with them may have a negative impact on the Mexican economy or on our operations in the future. The social and political situation in Mexico could adversely affect the Mexican economy, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We are subject to the risks of doing business internationally.

We currently offer our services in Mexico and therefore our business is subject to risks associated with doing business internationally, including:

•	trade restrictions and changes in tariffs;

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•	the impact of business cycles and downturns in economies outside of the United States;

•	unexpected changes in regulatory requirements that may limit its ability to export its products or sell into particular jurisdictions;

•	import and export license requirements and restrictions;

•	difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;

•	disruptions in international transport or delivery;

•	difficulties in protecting our intellectual property rights, particularly in countries where the laws and practices do not protect proprietary rights to as great an extent as do the laws and practices of the United States;

•	difficulties in enforcing agreements through non-U.S. legal systems;

•	longer payment cycles and difficulties in collecting receivables; and

•	potentially adverse tax consequences.

If any of these risks materialize, our operations could suffer.

Risks Relating to our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. While this is true of any small capitalization company, the fact that one of our services are provided solely in Mexico, may make the path to a listing on an exchange or actively traded in the over-the-counter market more problematic. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTCQB, as we currently do not meet the initial listing criteria for any registered securities exchange.  The OTCQB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our services;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of intellectual property lawsuits;

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●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Some or all of the “restricted” shares of our common stock held by our stockholders, including, but not limited to, shares issued in the Merger may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a reverse Merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “Reverse Merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future. In addition, if we were to attempt to uplist the listing of our securities on a national securities exchange we will likely be subject to additional listing requirements applicable to entities that became public through a “Reverse Merger.”

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future, including shares issued upon exercise of the warrants for which we are filing the registration statement for which this prospectus forms a part, will dilute an investor’s investment in the Company.

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Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this prospectus, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 71% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

We only have three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, two of our three directors serve as our officers and also hold officer positions in Qpagos Corporation. The third director is the manager of an entity that provides consulting services to us. We could not establish board committees comprised of independent members, and we did not have an audit or compensation committee comprised of independent directors. Our three directors performed these functions, despite not all being independent directors. Thus, there is potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and Qpagos Corporation’s performance.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We have historically operated as a private company and the number and qualifications of our finance and accounting staff have not been consistent with those of a public company. We have identified material weaknesses in our internal controls with respect to our segregation of duties and review and accounting of certain complex transactions.

We have begun to take actions that we believe will substantially remediate the material weaknesses identified. In response to the identification of our material weaknesses, we: (i) have retained a part-time Chief Financial Officer to segregate the duties of Chief Executive Officer and Chief Financial Officer; (ii) are in the process of establishing a review process for key aspects of our financial reporting process, including the accounting for complex transactions; and (iii) will seek to establish better operating controls and involve our board of directors in our internal controls process, which will involve establishing formal procedures to communicate deficiencies in internal controls on a timely basis, and encourage our board of directors to more actively participate in guiding management as it relates to internal controls matters. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future. Regardless, following the completion of this offering we will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our finance and accounting staff.

Investors in our common stock may have limited recourse against us, our directors and executive officers because we conduct our operations outside the United States and our current directors and executive officers reside outside the United States.

Our presence outside the United States may limit investors’ legal recourse against us. Our operating subsidiaries are incorporated under the laws of Mexico and all of our current directors and senior officers reside outside the United States, principally in Mexico. Substantially all of our assets and the assets of our current directors and executive officers are located outside the United States, principally in Mexico. As a result, investors may not be able to effect service of process within the United States upon our company or its directors and executive officers or to enforce U.S. court judgments obtained against our company or its directors and executive officers in Mexico or other jurisdictions outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws.

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We do not expect to pay dividends on our common stock in the foreseeable future.

We have not paid cash dividends on our common stock to date and we do not expect to pay dividends on our common stock for the foreseeable future, and we may never pay dividends.  Consequently, the only opportunity for investors to achieve a return on their investment may be if an active trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans. See “Dividend Policy.”

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, is comprised of two executive officers and one other director, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

Limitations on director and officer liability and indemnification of our officers and directors by our certificate of incorporation and by-laws it may discourage stockholders from bringing suit against an officer or director.

Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

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USE OF PROCEEDS

All of the Shares covered by this prospectus are being sold by the Selling Stockholders. See “Selling Stockholders.” We will not receive any proceeds from the sales of these Shares of common stock. A portion of the Shares covered by this prospectus are issuable upon exercise of the Warrants to purchase common stock. Upon any exercise of the Warrants for cash, such Selling Stockholders would pay us the exercise price of the warrants. Cash received from exercise of Warrants will be used for general corporate purposes. Warrants exercisable for 1,435,200 shares of common stock issued to the placement agent in the 2015 Offering have a cashless exercise feature which if exercised would result in no cash payment for the exercise of the warrants.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we declare and pay dividends is determined by our Board of Directors at their discretion, subject to certain limitations imposed under Nevada corporate law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

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MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND

ISSUER PURCHASES OF EQUITY SECURITIES

Our Common Stock Listing and Holders

From November 3, 2014 to July 4, 2016, our common stock has been traded on the OTC Pink Markets under the symbol “ASYP” and since July 5, 2016 our common stock has traded on the OTCQB and our symbol was changed to “QPAG” on June 2, 2016.   The range of high and low sales prices for the first quarter of 2016 is presented below:

	2016
	High	Low
From July 5, 2016 through August 1, 2016	$1.31	$0.55

The last reported sale price of our common stock on the OTCQB on August 1, 2016, was $0.90 per share. As of August 1, 2016, there were approximately 52 holders of record of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, Qpagos Corporation audited annual financial statements and the related notes thereto and unaudited financial statements and the related notes thereto, each of which appear elsewhere in this Registration Statement on Form S-1. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “About Forward-Looking Statements” in this Registration Statement on Form S-1. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Registration Statement on Form S-1. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of Qpagos Corporation.

Overview and Financial Condition

We are a provider of next generation physical and virtual payment services that we introduced to the Mexican market in the third quarter of 2014. We have a ten-year renewable exclusive license agreement for the use of technology that can be used to perform services that are similar to services that have been successfully deployed with this technology in several European, Asian, North and South American countries.

We provide an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. We help consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, we license technology that can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to a friend or relative.

Our current focus is on Mexico which remains a cash-dominated society for retail consumer payments with approximately 80% of the value of personal payments exchanged in cash (Bank of Mexico). The penetration of electronic payment services, such as credit and debit cards and point of sale terminals, significantly lags behind more developed economies. We believe that opportunities for our services in Mexico are vast. With over 107 million mobile subscribers in Mexico, 88% of which are under prepaid plans, mobile top-up alone, was a $12 billion business in 2014 as reported by PwC Telecom in Mexico 2015, America Móvil 4Q 2015. We believe that there is opportunity for growth in the Mexican market and has expanded to service providers beyond the mobile telephone operators to service provides of electricity, transportation, utilities, municipal services and taxes, consumer credit installments, insurance premiums, and many more. Altogether as of the first quarter of 2016 our platform had integrated 160 such services.

Our primary strategy in Mexico to date has been the attraction of service providers as well as the deployment of kiosks through Redpag Electrónicos, our kiosk management subsidiary. During the twelve months ended December 31, 2015 and for the three months ended March 31, 2016, we generated net revenues of $1,510,369 and $887,490, respectively, from our operations in Mexico. Our primary source of revenue are fees we receive for processing payments made by consumers to service providers. We also generate revenue from non-payment services such as kiosk rentals and sales. Qpagos Corporation currently has in excess of 160 service providers integrated into its payment gateway, which includes all mobile phone providers in Mexico as well as most utility companies, financial services, entertainment venues and others. As of March 31, 2016, Qpagos Corporation deployed over 233 kiosks and terminals. Our kiosks and terminals can be found at convenience stores, next to metro stations, retail stores, airport terminals, education centers, and malls in major urban centers, as well as many small and rural towns.

Management Discussion and Analysis of Financial Condition

The discussion and analysis of our financial condition and results of operations are based upon the consolidated financial statements as of March 31, 2016 and 2015 of Qpagos Corporation, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates are based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions.

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Results of Operations for the Three Months Ended March 31, 2016 and March 31, 2015

Net revenue

Net revenues were $887,490 and $75,999 for the three months ended March 31, 2016 and 2015, respectively, an increase of $811,491 or 1,067.8%. Qpagos Corporation operates in Mexico and its functional currency is the Mexican Peso. Qpagos Corporation’s revenue in Mexican Pesos increased to MXN 15,992,210 from MXN 1,156,889 for the three months ended March 31, 2016 and 2015, respectively, an increase of MXN 14,835,321 or 1,282.3%. The increase in revenue in MXN terms is primarily due to an increase in the volume of prepaid airtime sold from MX 616,400 in Q1 2015 to MXN 11,053,770 in Q1 2016 the increased deployment of kiosks during the current year, and we also increased the number of our customers over the prior year. The average U.S. dollar exchange rate has strengthened against the MXN over the prior period, from $15.2225 to $18.0196 or 18.4%, which results in a lower percentage of revenue growth in U.S. dollar terms of $239,073.

Cost of goods sold

Cost of goods sold was $874,168 and $71,160 for the three months ended March 31, 2016 and 2015, respectively, an increase of $803,008 or 1,128.5%. Qpagos Corporation’s cost of sales in Mexican Pesos increased to MXN 15,752,158 from MXN 1,083,240 for the three months ended March 31, 2016 and 2015, respectively, an increase of MXN 14,668,918 or 1,354.2%. The increase in cost of sales in MXN terms is primarily due to the increase in the volume of prepaid airtime sold which is directly attributable to the increased deployment of kiosks during the current year. Cost of goods consists primarily of services acquired from third parties, such as prepaid air time and the cost of the kiosks and any retrofitted component. The average U.S. dollar exchange rate has strengthened against the MXN over the prior period, from $15.2225 to $18.0196 or 18.4%, which results in a lower cost of sales in U.S. dollar terms of approximately $160,626.

Gross profit

Gross profit was $13,322 and $4,839 for the three months ended March 31, 2016 and 2015, respectively, an increase in profit of $8,484 or 175.4%. The decrease in gross profit to 1.5% from 6.3% for the three months ended March 31, 2016 and 2015, respectively is primarily due to aggressive pricing, predominantly of airtime, to increase our market penetration.

Total expenses

Total expenses were $2,713,048 and $438,165 for the three months ended March 31, 2016 and 2015, respectively, an increase of $2,274,883 or 519.2%. The average U.S. dollar exchange rate has strengthened against the MXN over the prior period, from $15.2225 to $18.0196 or 18.4%, which results in a lower expenses incurred in our Mexican operations of approximately $64,908 in U.S. dollar terms.

Total expenses consisted primarily of the following:

•	General and administrative expenditure was $2,693,703 and $429,724 for the three months ended March 31, 2016 and 2015, respectively, an increase of $2,263,979 or 526.8%. Qpagos has operations in Mexico and a U.S. holding company presence which incurs some expenditure.
	▪	The general and administrative expenditure in Mexico was $366,813 and $438,164 for the three months ended March 31, 2016 and 2015, respectively, a decrease of $71,351 or 16.3%, of this decrease, $64,908 relates to foreign currency movements. The expenses in Mexican Pesos decreased to MXN 6,454,947 from MXN 6,541,467 for the three months ended March 31, 2016 and 2015, respectively, a decrease of MXN 86,520 or 1.4%. The decrease is primarily due to:
		o	a reduction in software localization expenses of approximately MXN 525,000 as the localization project nears completion;
		o	a reduction in importation expenses of approximately MXN 200,000 primarily due to the timing of shipments of kiosks and accessories; and
		o	offset by an increase in payroll expenses of approximately MXN 641,000 as our headcount grows to support the growth and anticipated growth in revenues.

▪	The general and administrative expenditure in the U.S. was $2,335,485 and $0 for the three months ended March 31, 2016 and 2015 respectively, there were no U.S. infrastructure in the prior year. The increase is primarily due to:
	o	consulting fees expensed of $2,032,275 relating to consulting agreements entered into with various parties to assist us in developing the Mexican market, these consulting fees were settled by the issue of 2,572,500 shares of common stock of Qpagos Corporation pre-Merger which were exchanged in the Merger for 5,145,000 shares of our common stock;
	o	restricted stock awards of $108,000 related to the value of restricted stock issued to management in the prior year which will be fully vested on April 30, 2016; and

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•	depreciation and amortization was $19,345 and $8,441 for the three months ended March 31, 2016 and 2015, respectively, an increase of $10,904 or 129.2% the increase is primarily due to the amortization of the license agreements entered into which have an estimated useful life of 5 years.

Other (expense) income

Other expense was $3,796 and $1,651 for the three months ended March 31, 2016 and 2015, respectively. Other expense consists of lease payments paid to store owners for placement of kiosks in their premises in the current year.

Interest expense, net

Interest expense of $2,992 during the three months ended March 31, 2016 consists primarily of interest on a loan due to YP Holdings. This loan with a principal balance of $100,000 remains outstanding and earns interest at 12% per annum.

Foreign currency gain (loss)

The foreign currency gain (loss) was a gain of $30,984 and loss of $(40,305) for the three months ended March 31, 2016 and 2015, respectively, an increase of $71,289. The increase is primarily due to the loans that were outstanding in the prior year, which were denominated in US$’s were converted into equity prior to the current quarter. The loss in the prior year was predominately due to loan funds denominated in US$ being revalued in Mexican Pesos resulting in a foreign exchange loss. The average U.S. dollar exchange rate for the three months ended March 31, 2016 and 2015, was $15.2225 and $18.0196, respectively, a strengthening of 18.4%.

Net loss

We incurred a net loss of $2,675,531 and $475,282, for the three months ended March 31, 2016 and 2015, respectively, an increase of $2,200,249 or approximately 462.9%, and which consist of the various items discussed above.

Results of Operations for the Years Ended December 31, 2015 and December 31, 2014

Net Revenues

Net revenues in Qpagos Corporation were $1,510,369 and $137,250 for the year ended December 31, 2015 and 2014, respectively, an increase of $1,373,119 or 1,000.5%. Qpagos Corporation operates in Mexico and its functional currency is the Mexican Peso. Qpagos Corporation’s revenue in Mexican Pesos increased to MXN 23,965,826 from MXN 1,825,991 for the year ended December 31, 2015 and 2014, respectively, an increase of MXN 22,139,835 or 1,212.5%. The increase in revenue in MXN terms is primarily due to an increase in the volume of prepaid airtime sold, directly attributable to the increased deployment of kiosks during the current year, and we also increased the number of our customers over the prior year. The average U.S. dollar exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower revenue growth in U.S. dollar terms of $291,013.

Cost of Goods Sold

Cost of goods sold in Qpagos Corporation was $1,521,128 and $132,988 for the years ended December 31, 2015 and 2014, respectively, an increase of $1,388,140 or 1,043.8%. Qpagos Corporation operates in Mexico and its functional currency is the Mexican Peso. Qpagos Corporation’s cost of sales in Mexican Pesos increased to MXN 24,364,147 from MXN 1,769,291 for the year ended December 31, 2015 and 2014, respectively, an increase of MXN 22,594,856 or 1,277.1%. The increase in cost of sales in MXN terms is primarily due to the increase in the volume of prepaid airtime sold which is directly attributable to the increased deployment of kiosks during the current year and also includes a once off charge of MXN 2,625,728 for stand-alone kiosk components, cash and coin acceptors and printers, which were sourced separately from the kiosks and were retrofitted. Cost of goods consists primarily of services acquired from third parties, such as prepaid air time and the cost of the kiosks and any retrofitted components. The average U.S. dollar exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower cost of sales in U.S. dollar terms of $293,085.

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Gross (Loss) Profit

Gross (loss) in Qpagos Corporation was $(10,759) and gross profit in Qpagos Corporation was $4,262 for the years ended December 31, 2015 and 2014, respectively, an increase in loss of $15,021 or 352.4%. Qpagos Corporation operates in Mexico and our functional currency is the Mexican Peso. This increase in loss is primarily attributable to the once off charge for retrofitting the cash and coin acceptors and printers into our existing kiosk, discussed under cost of sales above.

Total Expenses

Total expenses in Qpagos Corporation were $2,038,524 and $1,295,135 for the years ended December 31, 2015 and 2014, respectively, an increase of $743,389 or 57.4%. Qpagos Corporation operates in Mexico and our functional currency is the Mexican Peso. The average U.S. dollar exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower total expenses of approximately $403,828 in U.S. dollar terms.

Total expenses consisted primarily of the following:

•	General and administrative expenditure was $2,000,714 and $1,264,535 for the years ended December 31, 2015 and 2014, respectively, an increase of $736,119 or 58.2%. Qpagos Corporation has operations in Mexico and a U.S. holding company presence which incurs some expenditure.

▪	The general and administrative expenditure in Mexico increased to MXN 22,559,541 from MXN 15,111,165 for the years ended December 31, 2015 and 2014, respectively, an increase of MXN 7,448,376 or 49.3%. The increase is primarily due to:

o	payroll expenses increased by MXN 4,255,172 or 85.4% to MXN 9,235,055 from MXN 4,979,883 due to an increase in our Mexican headcount from 18 to 31 contractors;
o	an increase in our foreign employees expenses of MXN 1,694,292 or 30.7% to MXN 7,205,134 from MXN 5,510,842, to assist with our software development;
o	an increase in importation costs of approximately MXN 587,098 due the importation of a higher volume of kiosks; and
o	an increase in logistic expenditure as we increased our market penetration by deploying and installing kiosks nationwide.

▪	The general administrative expenses incurred by Qpagos Corporation in the U.S., during the 2015 year, amounted to US$ 422,600, which primarily consists of stock based compensation charges of $166,715 related to consulting agreements entered into with a management consultant; consulting fees paid to IT consultants and management consultants of $178,843 and general corporate legal expenditure of $48,327 due to the amount of legal activity involved in setting up the corporation; entering into the various reverse merger agreements with the Mexican operations and preparation of private placement memorandum for the fund raising completed during the current year.

Other (Expense) Income

Other expense in Qpagos Corporation was an expense of ($ 9,991) and an income of $2,419 for the years ended December 31, 2015 and 2014, respectively. Qpagos Corporation other expense consists of lease payments paid to store owners for placement of kiosks in their premises in the current year.

Interest Expense, Net

Interest expense in Qpagos Corporation of $3,319 during the current year consists primarily of interest on a loan due to YP Holdings, which was not exchanged for shares in Qpagos Corporation along with the other loans. This loan with a principal balance of $100,000 remains outstanding and earns interest at 12% per annum.

Foreign Currency Loss

The foreign currency loss in Qpagos Corporation was $466,920 and $200,875 for the years ended December 31, 2015 and 2014, respectively, an increase of $266,045. The increase is primarily due to the deterioration of the Mexican Peso against the U.S. Dollar over the reporting period. All monetary assets and liabilities which are denominated in U.S. Dollars that were either settled or remain outstanding at the year-end gave rise to an increase in the loss, there are also significant intercompany balances between the U.S. holding company and the Mexican subsidiaries which arose during the 2015 year, as funds raised in the U.S. were invested in the Mexican operations, these intercompany balances result in an increased foreign exchange loss. The average U.S. $ exchange rate for the years ended December 31, 2015 and 2014, was $15.867526 and $13.304133, respectively, a strengthening of 19.3%, the rate of exchange as of December 31, 2015 and 2014, was $17.373473 and $14.71699, respectively, a strengthening of 18.1%.

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Net Loss

Qpagos Corporation incurred a net loss of $2,529,513 and $1,489,318, for the years ended December 31, 2015 and 2014, respectively, an increase of $1,040,195 or approximately 69.8%, and which consist of the various items discussed above.

Liquidity and Capital Resources

To date, our and our subsidiaries primary sources of cash have been funds raised from the sale of our securities and the issuance of debt as well as revenue derived from operations. During the year ended December 31, 2015, Qpagos Corporation raised gross proceeds of $2,990,000 from the issuance of 2,750,800 common units at a price of $.625 per unit, each unit consisting of one share of common stock and one warrant to acquire a share of common stock at an exercise price of $.625 per share, the total share issue expenses incurred in this private placement amounts to $388,700, realizing net proceeds of $2,601,300. Qpagos Corporation also issued debt securities in the principal amount $685,001 to several private investors during the year ended December 31, 2015 to fund the operations of the business through its development stage. The majority of these loans together with loan funds raised in the prior year of $2,324,422 were exchanged for common shares in Qpagos Corporation upon consummation of the reverse merger between Qpagos Corporation and the two Mexican operating companies, Redpag Electrónicos S.A.P.I. de C.V. and QPagos, S.A.P.I. de C.V. (the Mexican operating company). Included in the $685,001 is a debt security of $100,000, which was not converted to equity and is expected to be repaid in 2016. In July 2016, we raised an additional $232,500 from the sale of 310,000 shares of our common stock. Qpagos Corporation will need to generate additional revenue from operations and/or obtain additional financing to pursue its business strategy or to take advantage of opportunities that may arise. These factors raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on the Qpagos Corporation consolidated financial statements as of and for the year ended December 31, 2015 with respect to this uncertainty.  To meet our financing needs, we are considering multiple alternatives, including, but not limited to, additional equity financings and, debt financings and/or funding from partnerships. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise

We incurred an accumulated deficit of $6,694,959 through March 31, 2016 and incurred negative cash flow from operations of $623,175 for the three months ended March 31, 2016. We have spent, and need to continue to spend, substantial amounts in connection with implementing our business strategy, including our planned product development effort and will be required to raise additional funding.

We will need to generate additional revenue from operations and/or obtain additional financing to pursue our business strategy or to take advantage of opportunities that may arise. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, additional equity financings and, debt financings and/or funding from partnerships. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise.

At March 31, 2016, we had cash of $252,361 and a working capital of $1,371,228. We believe that the current cash balances together with revenue anticipated to be generated from operations will be sufficient to meet our current working capital needs.

We utilized $623,175 and $496,053 of cash in operating activities for the three months ended March 31, 2016 and 2015, respectively, an increase of $127,122 or 25.6%. Primarily due to an increase in working capital expenditure from $29,212 in the prior period to $104,264 in the current period and an increase in operating expenditure after non cash flow items of approximately $52,070.

We had minimal investment in property and equipment of $454 and $404 for the three months ended March 31, 2016 and 2015.

We have minimal commitments which include a lease of premises, with a future commitment of $26,360 for the year ending December 31, 2016.

We entered into an additional ten-year licensing agreement with Janor on November 1, 2015, whereby we are committed to pay an annual license fee of $20,000 to Janor for an exclusive license for the Mexican market of certain revenue payment services.

Our primary financial commitments as of the date hereof are payments owed under the License Agreement. The minimum commitments due under the license agreement is summarized as follows:

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Year	Amount
2016	$20,100
2017	20,100
2018	20,100
2019	20,100
2020 and thereafter	107,167
Total	$187,567

Off Balance Sheet Arrangements

There are no off balance sheet arrangements.

At December 31, 2015, Qpagos Corporation had cash of $832,159 and a working capital of $1,849,829.

Qpagos Corporation utilized $2,678,026 and $2,270,858 of cash in operating activities for the years ended December 31, 2015 and 2014, respectively, an increase of $407,168 or 17.9%. Primarily due to an increase in operating losses of $1,040,195, discussed above, an increase in non-cash flow items of $172,339 primarily due to the equity based compensation charge of $166,715 for the current year; offset by a reduction in the investment in working capital of $460,688 over the prior year, primarily due to lower investment in inventory during the current financial year.

Qpagos Corporation utilized $219,779 and $132,171 in investing activities for the years ended December 31, 2015 and 2014, respectively, an increase of $87,608 or 66.3%. In the prior year, the company purchased plant and equipment during its development stage, during the current year, the investment consisted primarily of the acquisition of the license agreement from the Licensor for $215,000.

Qpagos Corporation raised $3,286,301 and $2,377,625 from investing activities for the years ended December 31, 2015 and 2014, respectively, an increase of $908,676 or 38.2%. Qpagos Corporation raised $2,324,422 and $685,001 in loan funds for the years ended December 31, 2014 and 2015, respectively. These loan funds, with the exception of $100,000 were converted into equity on August 31, 2015. Qpagos Corporation raised a net $2,601,300 after a placement agents’ commission of $388,700 through a private placement with Paulson during the current year. These funds were used to fund the operations and investing activities while Qpagos Corporation developed the Mexican market.

Qpagos Corporation has incurred an accumulated deficit of $4,019,428 through December 31, 2015 and incurred negative cash flow from operations of $2,678,026 for the year ended December 31, 2015. Qpagos Corporation has spent, and need to continue to spend, substantial amounts in connection with implementing its business strategy, including our planned product development effort and will be required to raise additional funding.

The primary financial commitments of Qpagos as of the date hereof are payments owed under the License Agreement.

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BUSINESS

We are a provider of next generation physical and virtual payment services that we introduced to the Mexican market in the third quarter of 2014. We have a ten-year renewable exclusive license agreement for the use of technology that can be used to perform services that are similar to services that have been successfully deployed with this technology in several European, Asian, North and South American countries.

We provide an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. We help consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, we license technology that can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to a friend or relative.

Our current focus is on Mexico which remains a cash-dominated society for retail consumer payments with approximately 80% of the value of personal payments exchanged in cash (Bank of Mexico). The penetration of electronic payment services, such as credit and debit cards and point of sale terminals, significantly lags behind more developed economies. We believe that opportunities for our services in Mexico are vast. With over 107 million mobile subscribers in Mexico, 88% of which are under prepaid plans, mobile top-up alone, was a $12 billion business in 2014 as reported by PwC Telecom in Mexico 2015, America Móvil 4Q’15. We believe that there is opportunity for growth in the Mexican market and has expanded to service providers beyond the mobile telephone operators to service provides of electricity, transportation, utilities, municipal services and taxes, consumer credit installments, insurance premiums, and many more. Altogether as of the first quarter of 2016 our platform had integrated 160 such services.

Our primary strategy in Mexico to date has been the attraction of service providers as well as the deployment of kiosks through Redpag Electrónicos, our kiosk management subsidiary. During the twelve months ended December 31, 2015 and for the three months ended March 31, 2016, Qpagos Corporation generated net revenues of $1,510,369 and $887,490, respectively, from its operations in Mexico. Qpagos Corporation’s primary source of revenue are fees it receives for processing payments made by consumers to service providers. We also generate revenue from non-payment services such as kiosk rentals and sales. Qpagos Corporation currently has in excess of 160 service providers integrated into its payment gateway, which includes all mobile phone providers in Mexico as well as most utility companies, financial services, entertainment venues and others. As of March 31, 2016, Qpagos Corporation deployed over 233 kiosks and terminals. Qpagos Corporation’s kiosks and terminals can be found at convenience stores, next to metro stations, retail stores, airport terminals, education centers, and malls in major urban centers, as well as many small and rural towns.

In addition, Qpagos Corporation has contracted for an electronic wallet which should enable consumers to hold balances in its kiosks for future use or to receive change. Launched in the first quarter of 2016 customers can now use cash and/or stored value in order to pay for goods and services across physical or virtual environments interchangeably. Also in the first quarter of 2016, Qpagos Corporation launched our mobile app by which smart phone users can now access the exact menu of services available in our kiosks and make payments from the convenience of their phones. Cash is uploaded to the electronic wallet app via kiosks.

We believe that Qpagos Corporation’s platform provides simple and intuitive user interfaces, convenient access and best-in-class services. Qpagos Corporation runs its network and process its transactions using a proprietary, advanced technology platform that leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. We believe that the breadth and reach of this network, along with the proprietary nature of its technology platform, differentiate us from our competitors and allow us to effectively manage and update our services and realize significant operating leverage with growth in volumes.

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QPAGOS Corporate History and Background

Our current corporate structure is as follows:

QPAGOS was incorporated on September 25, 2013 under the laws of the State of Nevada originally under the name Asiya Pearls, Inc. On May 27, 2016, Asiya Pearls, Inc. filed a Certifiacte of Amendment to its Articles of Incoproation to change its name to QPAGOS.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for two 99% owned operating subsidiaries, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. Each of these entities were incorporated in November 2013 in Mexico.

QPagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On August 31, 2015, Qpagos Corporation entered into a share exchange agreement with stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to effect a reverse merger transaction. Pursuant to the transaction, the majority of the stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. exchanged 99.996% and 99.99% of the outstanding shares of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., respectively, for shares of Qpagos Corporation. Upon consummation of the transaction QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. became subsidiaries of Qpagos Corporation.

On May 12, 2016, QPAGOS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation and QPAGOS Merge, Inc., a Delaware corporation and wholly owned subsidiary of QPAGOS (“Merger Sub”). Pursuant to the Merger Agreement, on May 12, 2016 Qpagos Corporation and Merger Sub merged (the “Merger”), and Qpagos Corporation continued as the surviving corporation of the Merger and became a wholly owned subsidiary of QPAGOS. As a result of the Merger, each outstanding share of Qpagos Corporation common stock was converted into the right to receive two shares of QPAGOS common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, we issued, and Qpagos Corporation stockholders receives in a tax-free exchange, shares of our common stock such that Qpagos Corporation stockholders owned approximately 91% of our company immediately following the Merger. In addition, each outstanding warrant of Qpagos Corporation was assumed by us and converted into a warrant to acquire a number of shares of our common stock equal to twice the number of shares of common stock of Qpagos Corporation subject to the warrant immediately before the effective time of the Merger at an exercise price per share of Company common stock equal to 50% of the warrant exercise price for Qpagos Corporation common stock. There are no outstanding stock options of Qpagos Corporation.

On May 27, 2016, we changed our name from Asiya Pearls, Inc. to QPAGOS.

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The Mexican Market

Mexico is the second largest economy in Latin America and the world’s 15th largest economy as reported by The World Bank Group.

Mexico's $1.3 trillion economy has become increasingly oriented toward manufacturing in the 22 years since the North American Free Trade Agreement (NAFTA) became effective. Per capita income is roughly one-third that of the U.S. and income distribution remains highly unequal. Mexico has become the United States' second-largest export market and third-largest source of imports. In 2014, two-way trade in goods and services exceeded $590 billion. Mexico has free trade agreements with 46 countries, putting more than 90% of trade under free trade agreements. In 2012, Mexico formally joined the Trans-Pacific Partnership negotiations and formed the Pacific Alliance with Peru, Colombia and Chile.

The Organization for Economic Co-Operation and Development reports that Mexico’s GDP per capita, at over $18,000 in 2015 is amongst the highest in the Latin America region. Mexican jobless rate decreased to 4.3% in 2015 from 4.8% in 2014, well below market expectations. Mexico’s middle class is also among those that have grown the most in Latin America in 15 years. In fact, 17% of its population joined the middle class between 2000 and 2010 according to the World Bank Report: "Economic Mobility and the Rise of the Latin American Middle Class.”

Despite these positive improvements, Mexico still has room for growth in areas of financial inclusion. According to MC (MasterCard) Advisors Cashless Journey, 61% of the Mexican population does not have bank accounts and when making an online purchase must complete payments at retail locations if they do not have a credit card, since debit cards are usually not an accepted form of online payment in Mexico. Electronic payments in Mexico are typically made using the Internet for banked individuals. This same source estimates that 80% of all consumer payment transactions are done in cash, aggregating approximately 50% of total consumer spending. Payroll cardholders typically empty these account on each payroll day through ATMs.

We believe that these factors present an opportunity for us in Mexico and are very relevant for effectively positioning our terminals as a solution to expand the geographic reach and access to customers of several service providers who today collect most of their accounts receivables through digital means.

According to the November 2015 Quarterly Report of the IFT-Instituto Federal de Telecomunicaciones, Mexico’s overall telecom market (fixed and mobile telephone) in 2015 aggregated to 3.2% of GDP, or USD $32 billion, 60% of which relates to the mobile telephone sector. Mexico’s mobile penetration is over 88% with over 107 million subscribers of which 89% are under prepaid plans. The overall mobile telecommunications market is estimated at over USD $20 billion, 58% of which is generated through prepaid plans. Mobile top-ups are estimated to be worth USD $12 billion overall, and are primarily done at retail locations such as supermarkets and convenience stores.

Key Drivers

We believe that there are several drivers for the successful expansion of our payment solutions in the Mexican market, including market fit and size, market timing, technology, strategic plays, as well as the following facts reported by the November 2015 publication of the IMF World Economic Council and the November 2015 publication of IFT-Instituto Federal de Telecomunicaciones:

•	Mexico is the 15th largest world economy and second-largest in Latin America after Brazil.

•	Mexico’s population exceeds 120 million inhabitants and has a GDP of $1.3 trillion.

•	Mexico’s informal sector is estimated at 30% of the economically active population and around 65% of Mexicans are unbanked. Consumer credit penetration in Mexico is low by regional standards, at approximately 15% of GDP compared to 45% in Brazil and 72% in Chile.

•	Mexico’s over 107 million mobile subscribers make it the second largest mobile subscription base in the Latin American region. As is the case with many developing countries, most of these lines (89%) are under prepaid plans, as opposed to the typical postpaid prevalent in the United States.

•	Prepaid mobile airtime revenues in Mexico are estimated at USD $1 billion per month, typically made of average transactions of $3.25 ($40 Pesos) each by over 70 million users multiple times per month. Mexico’s ARPU (average revenue per user) at $12 per month is among the highest in the world.

•	Additionally, there are many more prepaid services in Mexico, including electricity and cable television, which offer consumers with irregular income or low financial stability the flexibility to use such services only when they can afford to, and allow service providers to do away with credit checking and payment collection.

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Our Business Model

Our primary source of revenue are fees we receive for processing payments. For the year ended December 31, 2015, we generated $1,510,369 in net revenue, of which approximately $1,164,995 is net revenue derived from the operations of QPagos S.A.P.I. de C.V. and $345,374 is net revenue derived from the operations of Redpag Electronicos S.A.P.I. de C.V. We receive either a fee from the service providers of typically 7.5% of the transaction on mobile payments or a fixed fee from customers of between USD$0.50 and USD$0.75 per transaction in the case of utility and municipal service payments. Certain service providers require that we receive the entire fee solely from the customers. We also receive fees for the rental and maintenance of the kiosks from certain distributors in addition to certain advertising fees.

A majority of our agents (our distributors) buy the kiosk or terminal from us for approximately $4,000, while some agents pay a rental fee. In both cases they also retain a portion of the fees that we derive from the service providers for services performed at the kiosks. Typically, 65% to 70% of the fees we receive from service providers are shared with the agent that has purchased the kiosk, and we retain 30-35% of such fees, while in the case of agents that rent the kiosk, 15% of fees we receive from service providers are shared with the distributor, and we retain 85% of such fees.

In addition, for certain high traffic public areas, such as malls and shopping centers, government agencies and large retailers who want to monetize high traffic areas, we pay the owner of the space a rental fee for the use of the space, and in those situations we will retain 100% of the transaction fee. Redpag, for example, entered into an agreement with OMA, an airport operator in 13 cities, to deploy over 20 kiosks based upon this model and is developing similar arrangements with pharmacy, convenience stores, retail chains, universities and transportation hubs.

Lastly, we have developed a franchise model as well that will allow distributors to pay a franchise fee (currently estimated at $50,000, which includes five kiosks, store set up fee, a franchise fee and a transaction fee deposit) where we retain 20% of the service providers’ fees plus receive a royalty of 5% of earned commissions. We launched our franchise PA’PAGAR in March 2016. According to Promexico, the World Franchise Council considers Mexico the fifth largest franchising market in the world, with over 1,400 franchising entities. The franchisees will be entitled to receive our full suite of payment services, and we will provide franchise support, including marketing and technical support. Set forth below are the details of the franchise model.

Partners-Service Providers

Our current focus has been on the prepaid mobile telephone market. In Mexico, 88% of the more than 107 million mobile subscribers are under prepaid programs, millions of people make payments into these plans on a frequent basis. We currently have integrated all mobile operators in Mexico into our active list of service providers, as well as 150 additional service providers, including major utilities. Additionally, QPagos, S.A.P.I. de C.V has integrated 9 of Mexico’s 32 states in its payment platform, and citizens of these states can now pay at our kiosks municipal services such as car registration, property taxes, traffic tickets, etc.

Our Distribution Network

QPagos, S.A.P.I. de C.V is developing a distribution network along three verticals: (i) an agent network of independent businesses with high customer traffic in which our kiosks can be deployed; (ii) retail chains, financial services branch networks and institutions with high customer traffic such as postal offices, airports, etc.; and (iii) our own franchise stores that will deploy our kiosks.

Agents who own kiosks and terminals are responsible for placing, operating and servicing them in high-traffic, convenient retail locations. Several of our agents are mid-sized businesses which we believe provides them with insight into local market dynamics. Additionally, we enter into agreements with some agents pursuant to which they rent the kiosks, and we provide them with access to our full portfolio of service providers. The agreements are usually for an indefinite term and may be unilaterally terminated by either party. Our agent contracts do not have exclusivity clauses. We usually cap these fees, and normally award the agents a percentage of the merchant fees. No one agent represented a material amount of our revenue, and we do not view ourselves as being dependent upon any one agent.

Our retail and institutional clients and prospects include large retail and convenient store chains, such as Walmart and OXXO, whose tellers are being congested by service payments and who would like to move these frequent transactions to the front of their stores. We are also in field trials with financial institutions that want to expedite collections of their financial services as well as expand their hours of operation and geographic reach; and state, government and local municipalities that want to provide their citizens easy access to payment. In December we completed the sale of 38 kiosks to Financiera AMIGA, a micro lender with a multi-state footprint. An additional 18 kiosks were purchased in the first quarter of 2016 for May delivery. Additionally, we are currently in trials with a 2,000 plus branch financial institution who is seeking to reduce banker fees, the per transaction teller costs, and reduce lines by using our kiosks.

We also intend to franchise payment stores, which will be a one-stop shop for all electronic payments and will be anchored around our expanding menu of payment services and kiosk technology, complemented by correspondent bank services, domestic wire transfer, as well as SIM card retailing. According to Promexico, the World Franchise Council considers Mexico the fifth largest franchising market in the world with over 1,400 franchising entities, over 73,000 franchised locations, which generate approximately 750,000 jobs and a franchising revenue exceeding USD$80 billion, which is approximately 6% of Mexico’s gross domestic product (“GDP”).

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Marketing

We intend to leverage the experience of other companies in our industry, to market our products. In addition, we attend local events and exhibitions and provide promotional materials to distributors and retailers. We have also engaged in public relations campaigns geared towards corporate and institutional businesses, which has resulted in discussions with large box retailers such as Walmart, OXXO, Casa Ley, 7-Eleven and several others. We have participated in five International Franchising Exhibitions (Mexico City, Guadalajara, Puebla, Ciudad Juarez and Monterrey) and twice in ANTAD Guadalajara Exhibition, the association that groups the country’s mayor retail chains.

Our Technology

We run our network and process our transactions using the proprietary, advanced technology platform that we license, which leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. We believe that the breadth and reach of our network, along with the proprietary nature of the technology platform that we license, differentiates us from our competitors and allow us to effectively manage and update our services and realize significant operating leverage with growth in volumes.

Localization and implementation of the different software and technology modules was supported through a recently completed Localization Agreement with Janor Enterprises, Ltd. Under this agreement, at a cost of $215,000 (which has been fully paid), Janor for a period of 18 months allocated engineering and programming resources to us. Since December 2015 source code and administration rights have been fully transferred to Qpagos. As of today, we have our own team of 8 IT engineers in Mexico City and Moscow that are in control of the software and developing gateways and updates on an ongoing basis.

On August 1, 2014, Qpagos Corporation entered into a license agreement with Janor for the rights to use three software programs (the “Programs”): RG Payment Switch (designed to transfer payments to providers of services), RG Processing (designed processing and counting of payments) and RG Kiosk (designed for performance of payments through payment collection equipment functioning in the self-service kiosks) to be used in Mexico. The Agreement was amended on November 1, 2015 to provide that subject to payment of $5,000 per quarter, that neither Janor nor any of its subsidiaries or affiliated entities will install a terminal and/or kiosk that incorporates the Programs or a technology having the same or a similar effect nor will they provide any person or entity with the right to install a terminal and/or kiosk in Mexico that incorporates the Programs or a technology having the same or a similar effect. The term of the Agreement is for 10 years subject to an additional 10 year term so long as we are not in breach of any terms of the Agreement.

Under this agreement Janor is obligated to provide Qpagos Corporation with rights to use software updates developed by Janor. The ten-year term commences on the date of full payment of the localization contract which took place November 20, 2015. Janor retains exclusive rights to any intellectual property, including any addition, alteration, program updating, derivative or composed creation, obtained in the process of usage of the programs. The payment for the rights granted under the license is a total of $1,000, payable in annual payments of $100 per year over ten years and is in addition to the payments that we make under the Localization Agreement. The agreement provides, among other things, that Qpagos Corporation will pay the fee, ensure confidentiality of commercial and technical information received when performing the agreement and inform Janor of any changes in its structure. Janor has a right to terminate the agreement if Qpagos Corporation breaches the terms of the agreement or does not properly perform or if Qpagos Corporation does not cure any breach or nonperformance within 30 days of receipt of notice of termination. If Janor suffers any damages, they are entitled to request compensation from Qpagos Corporation. The rights to use the Programs terminate upon termination of the Agreement. A team of programmers based in Russia are supporting our Mexican programmers.

The RG Payment Switch

The RG Payment Switch (“RGS”) is a part of the processing system designed for implementation of payment interfaces between Qpagos and the service providers who contract Qpagos for collection of payment of their product and services. “RGS” is designed to accept integration with gateways of service providers. “RGS” also includes a management platform that controls multiple functions, including: performance of kiosk, the computer system, the second screen video console, and Windows operating system, among others. There is also a set of service functions for managing and monitoring terminals, as well as a training component for developers.

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“RGS” provides one-stop service, allowing for the seamless delivery of payment transactions to consumers and allows for quick deployment of new payment services to the final users.

a)	Advantages of RGS

1.	Rapid deployment of payment solutions
2.	Reduces payment gateway development costs
3.	Ability to develop payment gateways by customer’s staff
4.	Reduces the cost of sending registers and reconciliation with providers
5.	Portable ready solutions between development teams
6.	Minimum effort required to audit code and system security
7.	Centralized and timely introduction of new methods and functional delivery transaction
8.	Allows for expedient way of launching new solutions to meet market needs

b)	RGS Main Functions

1.	Creating and sending requests according to the protocol provider
2.	Obtaining response from the provider and its analysis
3.	Entering response provider in the database
4.	Correct handling errors
5.	Module sales vouchers
6.	Module for working with advertising subsystem

The RG Kiosk

The “RG Kiosk” is a platform designed for the collection of payments through self-service kiosks. The platform provides all necessary interfaces and functionality for collection of payment information, physical receipt of payment and transaction processing between the kiosk and the processing center, and additionally provides a set of other tools such as managing and controlling advertisement content on a second screen, as well as delivering automatic updates.

This program is designed to process multiple types of payments including mobile services, telephone, Internet, pay TV, utilities, etc. The RG Kiosk program consists of two parts: the user payment interface and the administrative interface.

•	The user part of the program has a friendly and intuitive interface which allows customers to transfer funds into the account of service providers.

•	The administrative part is to set up a process of receiving payment adjustment through to the Internet, setting alerts in case of problems, setting up the printer and bill acceptor, as well as setting the operating mode of the machine.

The program allows monitoring the status of self-service terminals in real time, including among many: check for errors in the terminal, find out the status of the printer and bill acceptor, search fees, and get information from a particular terminal or group of terminals.

RG Kiosk software can also support a variety of additional devices, for example:

•	Mobile phones supporting JAVA, as well as iOS, Android, and Win mobile

•	POS terminal

•	WIN terminals

•	XML-Gateway to connect clients such as online shopping, banks, mobile wallets etc.

Payment Gateway

Qpagos Corporation’s Payment Gateway, connects Service Providers and their clients through Qpagos Corporation’s proprietary technology and processing system. Housed in a fully redundant Mexico City data center, it includes:

•	Redundant Internet-channels

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•	Minimum two independent lines of power supply

•	Air-condition systems

•	Hewlett Packard servers with Intel Xeon processors

•	Main disc intersystem built on high-performance disc arrays

•	Active Cisco Systems network equipment

•	MS Windows Server Operating system

•	MS SQL Server Enterprise Database Systems

•	Payment applications based on C#/.NET

•	Proprietary software solutions for receiving payments

RG Processing System

The “RG Processing” is a platform designed for processing payments collected through different devices and interfaces such as self-service kiosks, WIN terminals, Java terminals and XML terminals. “RG Processing” controls all financial operations, provides monitoring services and accumulates statistics.

Through collected data and client certificates, the Program provides access for the agent to the predefined necessary information based on the role model (the access rights and functionality are limited by the role of the agent in the Program).

To guarantee security, each payment terminal generates a transaction ID and a timestamp, which together with the unique terminal identifier, identifies each payment in the system. Any attempt to create a new payment with the repeat of that pair of identifiers generates a request of status of the original payment.

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Distributor Portal

The Distributor Portal, accessible through the Qpagos website, allows distributors’ real time access to each kiosk or terminal for the purpose of:

•	Monitoring and control, including verification of amount of bills and coins, printer paper, connectivity, etc.
•	Extensive system reporting, including transactions, encashment, reconciliation of encashment, status and effectiveness of the terminal network
•	Flexible management of commissions in terminals
•	Flexible management of agent fees
•	Management of lists and remuneration received from service providers
•	Ability to exchange data with accounting software
•	Ability to control balances of service providers from agent portal
•	System of providing and managing overdrafts

Regulation

Currently our business is not impacted by government regulation. We may in the future be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore expect to experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

If local authorities in Mexico choose to enforce specific interpretations of the applicable legislation that differ from ours or enact new laws, we may be found to be in violation and subject to penalties or other liabilities. This could also limit our ability in effecting such payments going forward and may increase our cost of doing business.

In addition, there is significant uncertainty regarding future legislation on taxation of electronic payments in Mexico, including the place where taxation may be generated. Subsequent legislation and regulation and interpretations thereof, litigation, court rulings, or other events could expose us to increased costs, liability and reputational damage that could have a material adverse effect on our business, financial condition and results of operations.

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Competition

There are no major self-service electronic payment vendors in Mexico today. However, there are a few small regional players, and many ATMs have expanded their services to also dispense airtime to account holders, but at unit costs that are four to five times higher than at our kiosks.

We believe that the most serious competition comes from bricks and mortar locations since the bulk of the mobile top-up business is done at major retail chains such as Walmart, Soriana, Chedraui and convenience stores such as OXXO and 7-Eleven. For example, Monterrey-based OXXO, owned by Coca-Cola bottler FEMSA, is the third largest retailer in Mexico with daily visits by approximately 8 million people. Because of this high concentration of customers, OXXO has become one of the primary destinations to top up prepaid phones as well as paying utility bills and other services.

We are currently in dialogues with several of these retailers which want to address teller congestion caused by customers seeking to make bill payments which affects their customers and core business as a retailer.

Yogipay Corporation

On February 11, 2016 Qpagos Corporation entered into a consulting agreement with Yogipay Corporation, to provide consulting services to Yogipay Corporation with respect to establishing operations in the United States similar to those conducted by Qpagos Corporation. In consideration of the provision of the services Qpagos Corporation was issued 3,000,000 shares of common stock of Yogipay Corporation. Mr. Harake is the manager of Gibbs Investment Holdings, the owner of 30.5% of the outstanding equity of Yogipay Corporation, and his spouse also owns 30.5% of the outstanding equity of Yogipay Corporation.

Employees

As of August 1, 2016, Qpagos Corporation had two full time employees, which are its and our executive officers and 31 full time contractors provided to Qpagos Corporation by an outsourcing company and designated to perform full the services to Qpagos Corporation and no part time employees. None of these employees are subject to collective bargaining agreements. Neither we nor Qpagos Corporation have employment agreements with any employees other than our Chief Executive Officer, Gaston Pereira and our Chief Operating Officer, Andrey Novikov. See “Executive Compensation.” Qpagos Corporation also enters into consulting arrangements for IT and operational services.

Properties

Qpagos Corporation leases approximately 1,600 square feet in Mexico City at Paseo de la Reforma 404, where its corporate offices are located. The lease is for a term of 36 months with a three month termination clause. The current lease commenced in December 16, 2013, expires in December 16, 2016 and provided for a monthly rental of approximately $3,425 for 2014 and $2,929 for 2015. The annual rental payments for 2016 are expected to be approximately $32,748. We believe these facilities are in good condition and adequate to meet our current and anticipated requirements. We believe our leased office space is adequate for our current needs.

Seasonality

We do not expect that our business will experience significant seasonality.

Corporate Structure and Information

Our principal offices are located at Paseo del la Reforma 404 Piso 15 PH, Col. Juarez, Del. Cuauhtemoc, Mexico, D.F. C.P. 06600, and our telephone number at that office is +52 (55) 55-110-110. We also have offices in the United States that are located at 1900 Glades Road, Suite 265, Boca Raton, Florida 33431. We maintain an Internet website at www.qpagos.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus or any supplement to the prospectus.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered Shares (if any), and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 16,136,274 shares of our common stock. This prospectus covers the offer and disposition by the Selling Stockholders identified below, or their transferee(s), of a total of 16,136,274 shares of our common stock. Of the shares of common stock being offered under this prospectus 9,917,074 are shares of common stock and 6,219,200 are able to be issued upon exercise of the Warrants having an exercise price of $.625 per share (of which 1,435,200 were issued to the placement agent and its designees).

The Shares sold to the Selling Stockholders were sold pursuant to an exemption from registration provided by Rule 506 of Regulation D under the Securities Act. In connection therewith, the investors made to us certain representations, warranties, covenants, and conditions customary for private placement investments.

The table below presents information regarding the Selling Stockholders and the Shares that they may sell or otherwise dispose of from time to time under this prospectus. The table is based on information supplied to us by the Selling Stockholders and reflects holdings as of July 26, 2016. Percentages of beneficial ownership are based upon 55,264,000 shares of common stock outstanding as of August 1, 2016. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the Selling Stockholders the right to acquire common stock within 60 days of August 1, 2016. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the Shares, subject to community property laws where applicable.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the Shares covered hereby. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares by them other than the registration rights agreements described below. The Selling Stockholders might not sell any or all of the Shares covered by this prospectus or may sell or dispose of some or all of the Shares other than pursuant to this prospectus. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the Shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering.

Each Selling Stockholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

The Shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the Selling Stockholders named below.

The Selling Stockholders, or their partners, pledgees, donees, transferees or other successors that receive the Shares and their corresponding registration in accordance with the registration rights agreement to which the Selling Stockholder is party (each also a Selling Stockholder for purposes of this prospectus), may sell up to all of the Shares shown in the table below under the heading “Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus” pursuant to this Prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the Selling Stockholders are not obligated to sell any of the Shares offered by this prospectus.

Information about the Selling Stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

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Selling Stockholder	Shares Beneficially Owned Before the Sale of all Shares Covered by this Prospectus		Percentage of Beneficial Ownership Before the Sale of all Shares Covered by this Prospectus	Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus	Shares Beneficially Owned After the Sale of all Shares Covered by this Prospectus(1)	Percentage of Beneficial Ownership After the Sale of all Shares Covered by this Prospectus

3NT Management, LLC	320,000	(2)	*	320,000	0	*

Alberto Pereira Bunster	750,000	(3)	1.4%	75,000	675,000	1.2%

Terry L. Cash	1,600,000	(4)	2.9%	1,600,000	0	*

Basil Christakos	5,000	(5)	*	5,000	0	*

Christopher Clark	47,796	(6)	*	47,796	0	*

William Corbett	989,388	(7)	1.8%	989,388	0	*

Byron Crowe	30,964	(8)	*	30,964	0	*

Delinvest Commercial Ltd.	4,047,781	(9)	7.3%	808,440	3,239,341	5.9%

Paul Dragul	112,000	(10)	*	112,000	0	*

ECT LP	960,000	(11)	1.7%	960,000	0	*

Elliot Family Trust dated February 19, 1992	160,000	(12)	*	160,000	0	*

Esther M. Harpe Trust	160,000	(13)	*	160,000	0	*

Eurosa, Inc.	1,920,000	(14)	3.5%	420,000	1,500,000	2.7%

Peter Fogarty	45,000	(15)	*	45,000	0	*

Gibbs International, Inc.	5,285,000	(16)	7.6%	1,760,000	3,525,000	6.4%

Gordon Holmes	196,000	(17)	*	96,000	100,000	*

Joseph W and Patricia G Abrams Family Trust	1,166,000	(18)	2.1%	100,000	1,066,000	1.9%

Julian C. Josey, Jr.	960,000	(19)		960,000

Clive Kabatznik	416,667	(20)	*	25,000	391,667	*

Bradley C. and Belinda Karp	320,000	(21)	*	320,000	0	*

Chad Krull	160,000	(22)	*	160,000	0	*

Dmitrii Kurganov	883,333	(23)	1.6%	75,000	808,333	1.5%

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Margaret Lorraine Maxfield	8,968	(24)	*	8,968	0	*

Panatrade Business Limited	3,507,540	(25)	6.3%	2,066,134	1,441,406	2.6%

Tom Parigian	47,796	(26)	*	47,796	0	*

Prashant Patel	80,000	(27)	*	80,000	0	*

Rajnikant N. Patel	320,000	(28)	*	320,000	0	*

Paulson Investment Company, LLC	180,056	(29)	*	180,056	0	*

Alex Pereira	1,000,000	(30)	1.8%	75,000	925,000	1.7%

Thomas Prasil	320,000	(31)	*	320,000	0	*

Renaissance Interests LP	320,000	(32)	*	320,000	0	*

Ropner Investments LLC	80,000	(33)	*	80,000	0	*

Paul Benedict Peat Ropner	80,000	(34)	*	80,000	0	*

S2 Filings, LLC	40,000	(35)	*	40,000	0	*

Dianne Scheck	80,000	(36)	*	80,000	0	*

Robert Setteducati	47,796	(37)	*	47,796	0	*

Robert F. Skaff Jr.	240,000	(38)	*	240,000	0	*

Carrie Snyder	8,968	(39)	*	8,968	0	*

Strategic IR, Inc.	3,450,000	(40)	6.2%	1,250,000	2,200,000	2.3

Harsh Sutaria	80,000	(41)	*	80,000	0	*

The Capital Corporation of America 401K Plan FBO C. Dan Adams	1,600,000	(42)	2.9%	1,600,000	0	*

Tanya Durkee Urbach	17,968	(43)	*	17,968	0	*

Vstock Transfer, LLC	40,000	(44)	*	40,000	0	*

Malcom Alexander Winks	4,000	(45)	*	4,000	0	*

Paul J. Wyrsch	240,000	(46)	*	240,000	0	*

YP Holdings, LLC	640,000	(47)	1.2%	640,000	100,000	*

*less than 1%

(1)

These numbers assume the Selling Stockholders sell all of the Shares being registered in this prospectus, including shares exercisable upon the exercise of the Warrants which are being registered in this prospectus, and they do not sell any of the other Shares of common stock they own on August 1, 2016, that are not included in this prospectus. We have also not assumed any selling by the Selling Stockholders.

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(2)

Consists of 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering. Craig Bordon and Nickitas Panayotou are the principals of 3NT Management, LLC.

(3)

Consists of 750,000 shares of common stock, all of which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt.

(4)

Consists of 800,000 shares of common stock and 800,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(5)

Consists of a warrant to purchase 1,250 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(6)

Consists of a warrant to purchase 11,949 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(7)

Consists of a warrant to purchase 247,347 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(8)

Consists of a warrant to purchase 7,741 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(9)

Consists of 2,581,008 shares of common stock which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt, 1,308,440 shares of common stock which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued as consideration for consulting services and 158,333 shares were acquired in a private transaction. The principal of Delinvest Commercial Ltd. is Alex Motorin.

(10)

Consists of 56,000 shares of common stock and 56,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(11)

Consists of 480,000 shares of common stock and 480,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering. Jack Sweigart is the Partner of ECT LP that has control over the voting and disposition of the securities owned ECT LP.

(12)

Consists of 80,000 shares of common stock and 80,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering. Max LaPrelle Elliott is the Trustee of The Elliot Family Trust dated February 19, 1992.

(13)

Consists of 80,000 shares of common stock and 80,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering. George Conniff is the Trustee of the Esther M. Harpe Trust.

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(14)

Consists of Consists of 1,920,000 shares of common stock which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued as consideration for consulting services. Sam Harake is the principal of Eurosa, Inc.

(15)

Consists of a warrant to purchase 11,250 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant in issued the 2015 Offering.

(16)

Consists of 3,820,000 shares of common stock and 400,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share acquired in the 2015 Offering. Included in the 3,820,000 shares of common stock are 1,920,000 shares of common stock which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued to Gibbs International Inc. as consideration for consulting services, 1,065,000 shares of common stock which were issued in the Merger in exchange for shares of common stock of Qpagos Corporation that has been issued to Gibbs Investment Holdings, LLC as consideration for consulting services. Jimmy Gibbs is an equityholder of Gibbs Investment Holdings LLC, and as such shares the power to vote and dipose of the shares of common stock owed by Gibbs Investment Holdings, LLC. 1,500,000 shares of common stock acquired in a private transaction and 400,000 shares of common stock that were issued in the Merger in exchange for common stock acquired in the 2015 Offering. Jimmy Gibbs is the principal of Gibbs International, Inc. The information was obtained from a Schedule 13G/A filed on July 22, 2016 with the SEC on behalf of Gibbs International Inc. and Jimmy Gibbs.

(17)

Consists of 100,000 shares of common stock acquired in a private transaction and 48,000 shares of common stock and 48,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering.

(18)

Consists of 1,166,000 shares of common stock of which 1,000,000 were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt, and 166,000 shares issued in a private offering. Joseph Abrams is the Trustee of The Joseph W. and Patricia G. Abrams Family Trust.

(19)	Consists of 480,000 shares of common stock and 480,000 warrants which were issued in a private transaction.

(20)

Consists of 416,667 shares of common stock of which 250,000 were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt, and 133,334 shares issued in a private offering.

(21)

Consists of 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(22)

Consists of 80,000 shares of common stock and 80,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(23)

Consists of 883,333 shares of common stock of which 750,000 were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt, and 166,667 shares issued in a private offering.

(24)

Consists of a warrant to purchase 2,242 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(25)

Consists of 3,507,540 shares of common stock, of which 1,908,336 shares of common stock were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued in consideration of extinguishment of debt and 1,599,204 were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued as consideration for consulting services. The principal of Panatrade Business Limited is Fermin Milciades Castanedas Chacon or by Power of Attorney Victor Amirov.

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(26)

Consists of a warrant to purchase 11,949 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(27)

Consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(28)

Consists of 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(29)

Consists of a warrant to purchase 45,014 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued for services provided by placement agent in exchange for the warrant issued in the 2015 Offering.

(30)

Consists of 1,000,000 shares of common stock of which 750,000 shares of common stock were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued to investors in consideration of extinguishment of debt, and 250,000 shares issued in a private offering.

(31)

Consists of 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering.

(32)

Consists of 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering. Bradley C. Karp is the President of Renaissance Interests, LP.

(33)

Consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering. Jonathan Mark Ropner is the CEO and Sole Member of Ropner Investments LLC.

(34)

Consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(35)

Consists of 20,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering. Shai Stern and Josh Greenberg have the power to control the vote and disposition of the securities owned by S2 Filings, LLC.

(36)

Consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock and warrant acquired in the 2015 Offering.

(37)

Consists of a warrant to purchase 11,949 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(38)

Consists of 240,000 shares of common stock which were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued as consideration for consulting services.

(39)

Consists of a warrant to purchase 2,242 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

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(40)

Consists of 3,450,000 shares of common stock, of which 1,240,000 shares of common stock were issued in the Merger in exchange for the shares of common stock of Qpagos Corporation that had been issued to investors in consideration of extinguishment of debt, and 2,210,000 shares of common stock had been acquired in private transactions. The principal of Strategic IR is Anna Mosk.

(41)

Consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering.

(42)

Consists of 800,000 shares of common stock and 800,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering. C. Dan Adams is the Trustee of The Capital Corporation of America 401K Plan.

(43)

Consists of a warrant to purchase 4,492 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(44)

Consists of 20,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share. Seth Farbman has the power to control the vote and disposition of the securitiea owned by Vstock, LLC, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering.

(45)

Consists of a warrant to purchase 1,000 units at an exercise price of $.625 per share, with each unit comprised of two shares of common stock and a warrant to purchase two shares of common stock at an exercise price of $.625 per share. The warrant was issued to the selling stockholder as the designee of the placement agent in exchange for the warrant issued in the 2015 Offering.

(46)

Consists of 120,000 shares of common stock and 120,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering.

(47)	Consists of 320,000 shares of common stock and 320,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $.625 per share, which were issued in the Merger in exchange for common stock acquired in the 2015 Offering. Michael Yurkowsky is the Managing Member of YP Holdings LLC.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The table below sets certain information concerning our executive officers and directors, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our Certificate of Incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position

Gaston Pereira	69	Chief Executive Officer and Chairman of the Board
Andrey Novikov	44	Chief Operating Officer, Secretary and Director
Sarmad Harake	49	Director
Mark Korb	49	Chief Financial Officer

The following information pertains to the members of our Board and executive officers, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

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Gaston Pereira,President, Chief Executive Officer and Chairman of the Board

Mr. Pereira has served as our President, Chief Executive Officer and Chairman of the Board since the consummation of the Merger, on May 12, 2016. Since the incorporation of Qpagos Corporation, Mr. Pereira has served as its President, Chief Executive Officer and Chairman of the Board and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. since their incorporation in Mexico in November 2013. From August 2013 until November 2013, Mr. Pereira served as a consultant to Panatrade, Inc., an international business consulting firm, where he was responsible for the research and development of a strategy for implementation of electronic payment services in Mexico. Panatrade, Inc. was the largest stockholder of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. until it distributed its interest in each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to its stockholders. From July 2012 until July 2013, he served as the Chief Marketing Officer of Liberty Card, Inc., where he was responsible for developing the strategy for the 24/7 CARD. From June 2010 until July 2012, he was President of SUMACARD, a program manager for prepaid debit cards. He also served as the President of STAR Strategic Partners, LLC, a consulting firm from January 2009 until July 2012, providing market and telecom consulting to the Hispanic market and from March 2004 until October 2008, he served as Chief Sales and Marketing Officer for SIGUE, Corp. a money transfer operator. We chose Mr. Pereira to serve as a member of our Board of Directors due to his vast knowledge of the Hispanic market and our industry, as well extensive experience in banking in the region (CITIBANK), as well as in the telecom industry (Bell Atlantic, Tellabs).

Andrey Novikov,Chief Operating Officer and Director

Mr. Novikov has served as our Chief Operating Officer since the consummation of the Merger on May 12, 2016. Mr. Novikov has served as the Chief Operating Officer and a director of Qpagos Corporation and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. since their incorporation in Mexico since April 2014. Mr. Novikov served as the QIWI Vice President of International Business Development from May 2008 until 2012, where as Vice President of International Business Development he had a leading role in QIWI startups in several countries, including China, Brazil, Argentina, Chile, and Peru. From December 2012 until October 2014, Mr. Novikov serves as an adviser for QIWI International Development. We chose Mr. Novikov to serve as a member of our Board of Directors due to his vast knowledge of the industry.

Sarmad Harake, Director

Mr. Harake was appointed to our Board of Directors in May 2016.  He is currently a partner/managing director of Gibbs Investment Holding, a multi-class asset investment company, including technology, energy and software development businesses. From 2009 to 2015 he was the principal of Eurofund Holdings, a holding company that invests in technology companies, customer support businesses, online sales and marketing verticals. From 2008 to 2015, Mr. Harake served as an advisor to the president of the Union of Comoros, Ambassador at Large and the Honorary Consul of the Union of Comoros in Turkey, Comoros Alt Rep at the United Nations. From 2004 to 2006 he served as the Middle East Representative of Eurosa Corporation Ltd, an international trading house. We chose Mr. Harake to serve as a member of our Board of Directors due to his extensive international business experience, which makes him a valuable member of our Board of Directors.

Mark Korb, Chief Financial Officer

Mark Korb has served as the Chief Financial Officer of Qpagos Corporation since June 2015 and as our Chief Executive Officer from May 6, 2016 until May 12, 2016 and our Chief Financial Officer since May 6, 2016.  Mr. Korb has over 20 years’ experience with high-growth companies and experience taking startup operations to the next level.  Mr. Korb also serves as Chief Financial Officer of Icagen, Inc., a biotech company,and First South Africa Management, a company that provides financial management and strategic management services to various companies.

From 2007 to 2009 Mr. Korb was the group chief financial officer and director of Foodcorp (Proprietary) Limited (“Foodcorp”), a multimillion dollar consumer goods company based in South Africa. In his role as chief financial officer, Mr. Korb delivered operational and strategic leadership for the full group financial function during a period of change including Mergers, acquisitions and organic growth. As a board director he cultivated relationships with shareholders, bond holders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors. From 2001 to 2007 Mr. Korb was the group Chief Financial Officer of First Lifestyle, initially a publicly traded company on the Johannesburg Stock Exchange in South Africa which was then purchased by management which included Mr. Korb. He anchored the full group financial function with responsibility for mergers and acquisitions activity, successfully leading the process whereby the Company was sold to Foodcorp mentioned above. Upon completion of the merger, Mr. Korb was appointed as the group Chief Financial Officer of Foodcorp.

Involvement in Legal Proceedings

To our knowledge, none of our officers or our directors has, during the last ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To our knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our Articles of Incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our Board of Directors c/o the Corporate Secretary at QPAGOS, 1900 Glades Road, Suite 265, Boca Raton, Florida 33431. Our Corporate Secretary will forward stockholder communications to our Board of Directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics

Effective as of May 12, 2016, we adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the SEC;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

42

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our Board of Directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at QPAGOS, 1900 Glades Road, Suite 265, Boca Raton, Florida 33431.  A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to this Registration Statement on Form S-1.

Corporate Governance

Board Committees

Our Board of Directors intends to establish an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The Audit Committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The Nominating and Governance Committee will assist our Board of Directors in fulfilling its oversight responsibilities and identify, select and evaluate our Board of Directors and committees. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our Board of Directors and Chief Executive Officer positions are currently the same person, Mr. Pereira. Our Bylaws do not require our Board of Directors to separate the roles of chairman and chief executive officer but provides our Board of Directors with the flexibility to determine whether the two roles should be combined or separated based upon our needs.  Our Board of Directors believes the combination of the chairman and the chief executive officer roles is the appropriate structure for the company at this time. Our Board of Directors believes the current leadership structure serves as an aid in the Board of Directors’ oversight of management and it provides us with sound corporate governance practices in the management of our business.

Risk Management

The Board of Directors discharges its responsibilities, and assesses the information provided by our management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our Board of Directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our Board of Directors regularly reviews information provided by management as management works to manage risks in the business. Our Board of Directors intends to establish Board Committees to assist the full Board of Directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the Compensation Committee will oversee risks related to our executive compensation plans and arrangements, the Audit Committee will oversee the financial reporting and control risks and the Nominating and Governance Committee will oversee risks associated with the independence of our Board of Directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee will report on the discussions of the applicable relevant risk to the full Board of Directors during the committee reports portion of the Board of Directors meetings. The full Board of Directors will incorporate the insight provided by these reports into its overall risk management analysis.

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Meetings

No director who served as a director during the past year of Qpagos Corporation attended fewer than 75% of the aggregate of the total number of meetings of the Corporation Board of Directors.

Executive Compensation

Qpagos Corporation became our wholly owned subsidiary as a result of the consummation of the Merger on May 12, 2016. The following table summarizes all compensation earned in each of Qpagos Corporation and its subsidiaries during its last two fiscal years ended December 31, 2015 and 2014 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of Qpagos Corporation as of the end of the last completed fiscal year. The tables below reflect the compensation for the Qpagos Corporation executive officers who are also named executive officers of the combined company.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	All other comp.		Total

Gaston Pereira/	2015	$240,000	-	$288,000	-	$21,600	[a]	$549,600
Chief Executive Officer (1)	2014	$240,000	-	$-	-	$21,600	[a]	$261,600

Andrey Novikov/	2015	$165,976	-	$144,000	-	$51,946	[b]	$361,922
Chief Operating Officer (2)	2014	$103,446	-	-	-	$14,780	[c]	$118,226

Mark Korb/Chief Financial Officer (3)	2015	$37,500	-	-	-	-		$37,500
	2014	$-	-	-	-	-		-

(a)	Consists of an annual housing allowance of $21,600.
(b)	Consists of a housing allowance of $25,946, a vehicle allowance of $16,000 and a relocation allowance of $10,000
(c)	Consists of a housing allowance of $14,780

(1)	Mr. Pereira has served as the President, Chief Executive Officer and Treasurer and a director of Qpagos Corporation and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in November 2013.
(2)	Mr. Novikov has served as our Chief Operating Officer and a director of Qpagos Corporation and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in April 2014.
(3)	Mr. Korb has served as Chief Financial Officer of Qpagos Corporation since June 2015. Qpagos Corporation pays Mr. Korb’s employer, First South Africa Management a fee of $7,500 per month.

Agreements with Named Executive Officers

On May 18, 2015, Qpagos Corporation entered into a three-year employment agreement with Gaston Pereira to serve as its Chief Executive Officer, President and Treasurer. During the term of the employment agreement, Mr. Pereira receives an annual base salary of not less than $240,000 and is entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the Board of Directors. Mr. Pereira was issued 1,440,000 shares of Qpagos Corporation common stock that vest on the one-year anniversary of the date of issuance which were exchanged in the Merger for 2,880,000 shares of our common stock. Mr. Pereira is generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also receives a housing allowance of $1,800 a month. The agreement also provides for a one-time payment of moving expenses up to $25,000 and $10,000 of reimbursement of fees of a tax attorney for professional services regarding legal advice in connection with the employment agreement.

On May 18, 2015, Qpagos Corporation entered into a three-year employment agreement with Andrey Novikov to serve as its Chief Operating Officer and Secretary. During the term of the employment agreement, Mr. Novikov receives an annual base salary of not less than $180,000 and is entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the Board of Directors. Mr. Novikov was issued 720,000 shares of Qpagos Corporation common stock that vest on the one year anniversary of the date of issuance which were exchange in the Merger for 1,440,000 shares of our common stock. Mr. Novikov is generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also receives a housing allowance of approximately $2,000 a month. The agreement also provides for a one- time payment of moving expenses up to $15,000.

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The employment agreement with each of Mr. Pereira and Mr. Novikov (the “Employment Agreements”) also include confidentiality obligations and inventions assignments by each of Mr. Pereira and Mr. Novikov (the “Executives”) and non-solicitation and non-competition provisions.

The Employment Agreements have a stated term of three years but may be terminated earlier pursuant to their terms. If the Executive’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by us without Cause or by the Executive for Good Reason (as each is defined below) then in addition to paying the Accrued Obligations, (x) we will continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of 12 months and (y) he shall have the right to exercise any vested equity awards until the earlier of six months after termination or the remaining term of the awards, or (ii) by reason of his death or Disability (as defined in the Employment Agreements), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the earlier of six months after termination or the remaining term of the awards. In such event, if the Executive commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein will terminate.

The Employment Agreements provide that upon the closing of a “Change in Control” (as defined below), all unvested options shall immediately vest and the time period that the Executive will have to exercise all vested stock options and other awards that the Executive may have will be equal to the shorter of: (i) six months after termination, or (ii) the remaining term of the award(s). If within one year after the occurrence of a Change in Control, the Executive terminates his employment for “Good Reason” or we terminate his employment for any reason other than death, disability or Cause, the Executive will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two times the sum of the base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under our annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits.

For the purposes of the Employment Agreement “Change in Control” is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of our securities representing 50% of the total voting power of all its then outstanding voting securities; (ii) a Merger or consolidation of our company in which its voting securities immediately prior to the Merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the Merger or consolidation; or (iii) a sale of substantially all of our assets or our liquidation or dissolution.

For purpose of the Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events without Executive’s consent: (i) a material reduction in the Executive’s base salary (other than an across-the-board decrease in base salary applicable to all of our executive officers; (ii) a material breach of the employment agreement by us; (iii) a material reduction in the Executive’s duties, authority and responsibilities relative to the Executive’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the Executive’s principal place of employment, without Executive’s consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation.

For purposes of the Employment Agreements, “Cause” is defined as (i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of our company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of our company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred; (iii) Executive's breach of any of the representations, warranties or covenants set forth in the Employment Agreement; or (iv) Executive's continuing, repeated, willful failure or refusal to perform his duties required by the Employment Agreement, provided that Executive shall have first received written notice from us stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of.

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Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards held by Qpagos Corporation’s named executive officers at December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS (1)					STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercisable	Option Expiration	Number of Shares or Units of Stock that have Not	Market Value of Shares or Units of Stock that have not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested(1)	Vested	Vested	Not Vested

Gaston Pereira	-	-	-	-	-	2,880,000	$288,000	-	-

Andrey Novikov	-	-	-	-	-	1,440,000	$144,000	-	-

Mark Korb	-	-	-	-	-	-	-	-	-

Reflects number of shares of common stock held post-Merger

Director Compensation

Qpagos Corporation did not pay any fees to any of our directors for their service as directors; however, each of Messrs. Pereira and Novikov received compensation for service as officers of Qpagos Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 1, 2016 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 55,264,000 shares of our common stock. We have deemed shares of our common stock subject to warrants that are currently exercisable within 60 days of August 1, 2016 to be outstanding and to be beneficially owned by the person holding the warrant or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the mailing address of each beneficial owner is c/o QPAGOS, 1900 Glades Road., Suite 265, Boca Raton, Florida 33431.

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The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned

Gaston Pereira (Chief Executive Officer)	2,880,000	(1)	5.2%

Andrey Novikov (Chief Operating Officer)	1,440,000	(2)	2.6%

Sarmad Harake (Director)	2,985,000	(3)	5.4%

Mark Korb (Chief Financial Officer)	25,000	(4)	*

Irina Galikhanova	3,800,000	(5)	6.9%

Panatrade Business Limited	3,507,540	(6)	6.3%

Delinvest Commercial Ltd.	4,047,781	(7)	7.3%

Olga Akhmetova	3,889,448	(8)	7.0%

Huppay Global Corp.	5,965,430	(9)	10.8%

Newvello Ltd.	3,200,000	(10)	5.8%

Strategic IR	3,450,000	(11)	5.5%

Gibbs International, Inc. and Jimmy Gibbs	5,285,000	(12)	10.8%

All officers and directors as a group (4 persons)	7,330,000		11.3%

*Less than 1%

(1)	Consists of 2,880,000 shares of common stock.
(2)	Consists of 1,440,000 shares of common stock.
(3)	Consists of 1,920,000 shares of common stock that is owned by Eurosa, Inc. in connection with consulting services. Sarmad Harake is the principal of Eurosa, Inc. Also consists of 1,065,000 shares of common stock issued to Gibbs Investment Holdings, LLC for consulting services. Sarmad Harake is the manager of Gibbs Investment Holdings, LLC and as such shares the power to vote and dispose of the shares of common stock owed by Gibbs Investment Holdings, LLC.
(4)	Consists of 25,000 shares of common stock that were purchased in connection with the Merger.
(5)	Consists of 3,800,000 shares of common stock.
(6)	Consists of 3,507,540 shares of common stock. The principal of Panatrade Business Limited is Fermin Milciades Castanedas Chacon or by Power of Attorney Victor Amirov and the address is Parque Lefevre Condominio Maria Nr. 5B Republic of Panama.
(7)	Consists of 4,047,781 shares of common stock. The principal of Delinvest Commercial Ltd. is Alex Motorin and the address is Drake Chambers, P.O. Box 3321 Road Town, Tortola, British Virgin Islands.
(8)	Consists of 3,889,448 shares of common stock. The address for Olga Akhmetova is 9 Gzhatskaya Street, Apt. 100, Saint Petersburg, Russia 195220.
(9)	Consists of 5,965,430 shares of common stock. The principal of Huppay Global Corp. is Director, A.J.K. CORPORATE MANAGEMENT INC., represented by Cherlin Armstrong as a sole director and the address is 33 Porter Road. P.O. Box 3169 PMB 103. Road Town, Tortola, British Virgin Islands.

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(10)	Consists of 3,200,000 shares of common stock. The principal of Newvello Ltd. is Vladimir Skigin and the address is P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(11)	Consists of 3,450,000 shares of common stock, of the principal of Strategic IR is Anna Mosk. The address fot Strategic IR is 109 E.17th street, #25, Cheyenne, Wyoming 82001.
(12)	Consists of 3,820,000, and 400,000 shares of common stock, upon exercise of warrants owed by Gibbs International, Inc. Jimmy Gibbs is the principal of Gibbs International, Inc. Also includes 1,065,000 shares of common stock owed by Gibbs Investment Holdings, LLC of which Jimmy Gibbs is an equityholder and as such shares the power to vote and dispose of the shares of common stock owned by Gibbs Investment Holdings, LLC. The address of Gibbs International, Inc. and Gibbs Investment Holdings, LLC is 9855 Warren H. Abernathy Highway, Spartanburg, South Carolina 29301. The information was obtained from a Schedule 13G/A filed on July 22, 2016 with the SEC on behalf of Gibbs International, Inc. and Jimmy Gibbs.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2014 for Qpagos Corporation and its subsidiaries or any proposed transaction, in which we or Qpagos Corporation and its subsidiaries were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions:

In May 2015, Qpagos Corporation issued 2,880,000 (1,440,000 prior to consummating the Merger) shares of common stock to Gaston Pereira, in consideration of his services to be rendered as our Chief Executive Officer, and 1,440,000 (720,000 prior to consummating the Merger) shares of common stock to Andrey Novikov in consideration of his services to be rendered as our Chief Operating Officer.

On February 11, 2016, Qpagos Corporation entered into a consulting agreement with Yogipay Corporation, to provide consulting services to Yogipay Corporation in establishing operations in the United States similar to those conducted by Qpagos Corporation. In consideration of the provision of the services Qpagos Corporation was issued 3,000,000 shares of common stock of Yogipay Corporation. Mr. Harake is the manager of Gibbs Investment Holdings, the owner of 30.5% of the outstanding equity of Yogipay Corporation, and his spouse also owns 30.5% of the outstanding equity of Yogipay Corporation.

In February 2016, Qpagos Corporation issued 1,065,000 (532,000 prior to consummating the Merger) and 1,920,000 (960,000 prior to consummating the Merger) shares of common stock to Gibbs Investment Holdings and Eurosa, Inc., respectively, entities controlled by Sam Harake.

Review and Approval of Transactions with Related Persons

In reviewing and approving transactions with related persons, our Board of Directors considered all material factors in relation to such related person’s role in a proposed transaction, including, without limitation, the related person’s indirect or direct financial interest in the proposed transaction, other interests such related person may have in the proposed transaction, the terms and conditions of the proposed transaction, and whether such transaction is on an equivalent to arms-length basis. After reviewing and factoring all these considerations, our Board of Directors, determined whether to approve the proposed transaction with the respective related person. While we do not have any written polices with respect to review and approval of any such transactions with related persons, we believe the processes our Board of Directors has followed ensure the appropriateness of its entry into such transactions with related persons and that they were entered into on terms on an equivalent basis to an arms-length transaction.

Director Independence

Board of Directors

The Board, in the exercise of its reasonable business judgment, has determined that none of our directors qualifies as an independent director pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations. Mr. Pereira and Mr. Novikov currently employed as our and Qpagos Corporation’s Chief Executive Officer and Chief Operating Officer, respectively, and therefore would not be considered independent directors. Mr. Harake is one of our consultants and has received cash compensation valued in excess of $100,000 and therefore would not be considered independent.

Potential Conflicts of Interest

Since we did not have an Audit Committee or Compensation Committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. However, we will receive net proceeds of any Warrants exercised (unless warrants are exercised on a cashless basis, which feature only applies to certain warrants). See “Use of Proceeds.” We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be affected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the distribution of the common stock by any Selling Stockholders to its partners, members or stockholders;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also transfer the Shares by gift. The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the Shares at a stipulated price per security. If the broker-dealer is unable to sell the Shares acting as agent for a Selling Stockholder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Stockholder may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The shares of common stock offered hereby were originally issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares of common stock under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the Selling Stockholders have sold all of the securities or one year after the shares were acquired by the Selling Stockholder. We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $50,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with Registration Rights Agreement, or we may be entitled to contribution.

Once sold under this registration statement, of which this prospectus forms a part, the Shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Of the authorized common stock, 55,264,000 shares are outstanding as of the date of this prospectus. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Preferred Stock

There are no shares of preferred stock outstanding as of the date of this prospectus.

Warrants

Pursuant to the terms of the Merger, we have assumed the warrants previously issued by Qpagos Corporation, which are currently exercisable for a total of 6,219,200 shares of common stock. Of these warrants, 4,784,000 were issued to investors in the 2015 Offering. The remaining 1,435,200 warrants were issued to the placement agent and its designees in the 2015 Offering. All of the warrants have a term of five years, are immediately exercisable and have an exercise price of $.625 per share. The warrants issued to the investors are exercisable for shares of common stock and the warrants issued to the placement agent and its designees is exercisable for a unit comprised of a shares of common stock and a warrant to acquire a share of common stock. The warrant issued to the placement agent and its designees has a cashless exercise feature. The warrant holders are entitled to registration rights as described below. The warrants issued to the placement agent after the Merger are exercisable for one unit comprised of two shares of common stock and another warrant exerercisable for an additional two shares of common stock. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, stock combinations or similar events affecting our common stock. This description of the warrants does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the form of warrant which is filed as an exhibit to this Registration Statement on Form S-1.

Registration Rights

Qpagos Corporation entered into a Registration Rights Agreement with each investor in its 2015 Offering pursuant to which it agreed to register the resale of the shares of common stock and shares of common stock underlying the Warrants that were issued to investors in its 2015 Offering and the shares of common stock underlying the warrants issued to the placement agent for the 2015 Offering (i) 90 days following the date on which our common stock begins trading on an exchange or in the over-the-counter market in the United States or (ii) if our fiscal year end falls within such 90-day period, 30 days following the date on which we would be required to file our Annual Report on Form 10-K.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our Bylaws and Nevada Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

52

•	the transaction was approved by the Board of Directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include Mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay Mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Currently, we have no Nevada stockholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

We were a shell company prior to the filing of this Registration Statement on Form S-1. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

53

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders will be able to sell their shares of our common stock from and after the one year anniversary of our filing of current comprehensive disclosure in this Registration Statement on Form S-1 without registration.

Listing of common stock

Our common stock is currently quoted on the OTCQB under the trading symbol “QPAG.”

Transfer Agent

We have retained Globex Transfer, LLC as our transfer agent.  They are located at 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.  Their telephone number is (813) 344-4490.

EXPERTS

The consolidated financial statements of Qpagos Corporation as of December 31, 2015 and 2014 and for the years then ended, have been so included in reliance on the report of the RBSM LLP an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

The rights of indemnification provided in our bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

54

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements, information statements and other information concerning our company located at www.sec.gov. This prospectus does not contain all the information required to be included in the registration statement (including the exhibits), which we have filed with the SEC under the Securities Act and to which reference is made in this prospectus.

You may obtain, free of charge, a copy of any of our filings by writing or calling us at the following address and telephone number: 1900 Glades Road, Suite 265, Boca Raton, Florida or calling (561) 479-0040. Our website address is www.qpagos.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

55

INDEX TO FINANCIAL STATEMENTS

QPAGOS

TABLE OF CONTENTS

March 31, 2016

QPAGOS CORPORATION

56

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets

Current Assets
Cash	$252,361	$833,612
Accounts receivable	398,074	242,075
Inventory	553,259	668,567
Recoverable IVA taxes and credits	501,549	412,143
Other current assets	20,830	20,509
Total Current Assets	1,726,073	2,176,906

Non-Current Assets
Plant and equipment, net	62,395	70,537
Intangibles, net	200,667	211,417
Investment	3,000	-
Other assets	11,780	11,712
Total Non-Current Assets	277,842	293,666
Total Assets	$2,003,915	$2,470,572

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$80,082	$41,372
Notes payable	106,312	103,320
IVA and other taxes payable	162,592	181,946
Advances from customers	5,859	1,986
Total Current Liabilities	354,845	328,624
Total Liabilities	354,845	328,624

Stockholders' Equity
Common stock, $0.0001 par value; 100,000,000 shares authorized, 54,954,000 and 49,809,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.	5,496	4,981
Additional paid-in-capital	7,873,571	5,733,811
Accumulated deficit	(6,694,959)	(4,019,428)
Accumulated other comprehensive income	464,962	422,584
Total stockholder's equity - controlling interest	1,649,070	2,141,948
Non-controlling interest	-	-
Total Stockholders' Equity	1,649,070	2,141,948
Total Liabilities and Stockholders' Equity	$2,003,915	$2,470,572

See notes to the unaudited condensed consolidated financial statements

F-1

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2016	2015

Net Revenue	$887,490	$75,999

Cost of Goods Sold	874,168	71,160

Gross Profit	13,322	4,839

General and administrative	2,693,703	429,724
Depreciation and amortization	19,345	8,441
Total Expense	2,713,048	438,165
Loss from Operations	(2,699,726)	(433,326)

Other (expense) income	(3,797)	(1,651)
Interest expense, net	(2,992)	-
Foreign currency gain (loss)	30,984	(40,305)
Loss before Provision for Income Taxes	(2,675,531)	(475,282)

Provision for Income Taxes	-	-

Net Loss	(2,675,531)	(475,282)

Net loss attributable to non-controlling interest	-	-

Net Loss Attributable to Controlling Interest	$(2,675,531)	$(475,282)

Net Loss Per Share - Basic and Diluted	$(0.06)	$(0.05)

Weighted Average Number of Shares Outstanding - Basic and Diluted	47,920,154	9,943,628

Other Comprehensive Loss
Foreign currency translation adjustment	42,378	56,380

Total Comprehensive loss	(2,633,153)	(418,902)

Comprehensive loss attributable to non-controlling interest	-	-

Comprehensive Loss Attributable to Controlling Interest	$(2,633,153)	$(418,902)

See notes to the unaudited condensed consolidated financial statements

F-2

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD JANUARY 1, 2016 TO MARCH 31, 2016

						Total
					Accumulated	Stockholders'
			Additional		Other	Equity	Non-	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Controlling	Controlling	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Interest	Interest	Equity
Balance as of January 1, 2016	49,809,000	$4,981	$5,733,811	$(4,019,428)	$422,584	$2,141,948	$-	$2,141,948

Equity based compensation	-	-	108,000	-	-	108,000	-	108,000

Shares issued for services	5,145,000	515	2,031,760	-	-	2,032,275	-	2,032,275

Translation adjustment	-	-	-	-	42,378	42,378	-	42,378

Net loss for the three months ended March 31, 2016	-	-	-	(2,675,531)	-	(2,675,531)	-	(2,675,531)

Balance as of March 31, 2016	54,954,000	$5,496	$7,873,571	$(6,694,959)	$464,962	$1,649,070	$-	$1,649,070

See notes to unaudited condensed consolidated financial statements

F-3

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to the company	$(2,675,531)	$(475,282)
Less: loss attributable to non-controlling interest	-	-
Net loss	(2,675,531)	(475,282)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expense	8,415	8,311
Amortization expense	10,930	130
Equity based compensation charge	108,000	-
Shares issued for services	2,032,275	-
Non- cash investment in affiliates	(3,000)	-
Changes in Assets and Liabilities
Accounts receivable	(155,999)	(9,076)
Inventory	115,308	59,151
Recoverable IVA taxes and credits	(89,406)	(95,454)
Other current assets	(321)	45,073
Other assets	(68)	(4,913)
Accounts payable and accrued expenses	38,711	(38,888)
IVA and other taxes payable	(19,354)	11,924
Advances from customers	3,873	2,972
Interest accruals	2,992	-
CASH USED IN OPERATING ACTIVITIES	(623,175)	(496,053)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(454)	(404)
NET CASH USED IN INVESTING ACTIVITIES	(454)	(404)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	-	289,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	289,000

Effect of exchange rate changes on cash and cash equivalents	42,378	59,038

NET DECREASE IN CASH	(581,251)	(148,418)
CASH AT BEGINNING OF PERIOD	833,612	173,828
CASH AT END OF PERIOD	$252,361	$25,410

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See notes to the unaudited condensed consolidated financial statements

F-4

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

On May 12, 2016, Asiya Pearls, Inc., a Nevada corporation (the “Asiya”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Corporation, a Delaware corporation (“Qpagos Corporation”), and Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of the Asiya (“Merger Sub”).  Pursuant to the Merger Agreement, on May 12, 2016 the merger was consummated and Qpagos Corporation and Merger Sub merged (the “Merger”), with Qpagos Corporation continuing as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of Asiya’s common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, Asiya assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current Asiya stockholder of 5,000,000 shares of Common Stock agreed to return to Asiya 4,975,000 shares of Common Stock held by such holder to Asiya and the then-current Asiya stockholder retained an aggregate of 25,000 shares of Common Stock and the other stockholders of Asiya retained 5,000,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 49,929,000 shares of Asiya common stock which represented approximately 91% of the Company Common Stock outstanding.

The Merger is being treated as a reverse acquisition of Asiya, a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation is treated as the acquirer for accounting and financial reporting purposes while Asiya is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the United States Securities and Exchange Commission (“SEC”) will be those of Qpagos Corporation, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Qpagos Corporation.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for two wholly owned operating subsidiaries, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. Each of these entities were incorporated in November 2013 in Mexico.

QPagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On August 31, 2015, Qpagos Corporation entered into a share exchange agreement with stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to effect a reverse merger transaction. Pursuant to the transaction, the majority of the stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. exchanged 99.996% and 99.99% of the outstanding shares of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. , respectively, for shares of Qpagos Corporation. Upon consummation of the transaction QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. became subsidiaries of Qpagos Corporation.

On May 27, 2016 Asiya changed its name to QPAGOS. QPAGOS and its direct and indirect subsidiaries Qpagos Corporation, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., will be referred to hereafter as “the Company”.

On June 1, 2016, the board of directors changed the Company’s fiscal year end from October 31 to December 31. As a result of the change in fiscal year, the Company is filing this Transition Report on Form 10-Q covering the transition period from December 31, 2015 to March 31, 2016.

b)	Description of the business

QPAGOS, through its indirect subsidiaries QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., provides physical and virtual payment services to the Mexican market. The Company provides an integrated network of kiosks, terminals and payment channels that enable consumers in Mexico to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. The Company helps consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, our licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation and tickets, shop online or at a retail store, buy digital services or send money to a friend or relative.

F-5

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments (consisting only of normal recurring adjustments), which we consider necessary, for a fair presentation of those financial statements. The results of operations and cash flows for the three months ended March 31, 2016 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. The information contained in this Transition Report on Form 10-Q should be read in conjunction with our audited financial statements included in Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2016.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary and its indirect subsidiaries. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

QPAGOS – Parent Company

QPAGOS Corporation – 100% owned

Qpagos, S.A. P.I de C.V., a Mexican entity (99.996% owned)

Redpag Electrónicos, S.A. P.I. de C.V., a Mexican entity (99.990% owned)

c)	Mexican Operations

The financial statements of the Company’s Mexican operations are measured using local currencies as their functional currencies.

The Company translates the assets and liabilities of its Mexican subsidiaries at the exchange rates in effect at year end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss). All sales to customers are in Mexico.

d)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to: the estimated useful lives for plant and equipment, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses, those related to revenue recognition and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

e)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

F-6

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued

e)	Contingencies (continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

f)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

g)	Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated, including the potential risk of business failure. The recent global economic crisis has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities.

The Company’s operations are carried out in Mexico. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Mexico and by the general state of those economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

F-7

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 01 “Recognition and Measurement of Financial Assets and Financial Liabilities “intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by: Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities; Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, and; Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. We are currently evaluating the impact of adoption of ASU N. 2016-01 on our financial statements.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 02, “Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets—referred to as “lessees”—to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee—also known as lessor accounting—will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. We are currently evaluating the impact of adoption of ASU N. 2016-02 on our financial statements.

F-8

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements (continued)

In March 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 09 “Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. We are currently evaluating the impact of adoption of ASU N. 2016-09 on our financial statements.

In April 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 10 “Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing “. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact of adoption of ASU N. 2016-10 on our financial statements.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

i)	Reporting by Segment

No segmental information is required as the Company currently only has one segment of business, providing physical and virtual payment services in the Mexican Market.

j)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At March 31, 2016 and December 31, 2015, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At December 31, 2015, the Company had cash balances in the United States, which exceeded the federally insured limits by $531,238. At March 31, 2016, cash balances in the United States did not exceed the federally insured limit.

F-9

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

k)	Cost Method Investments

Investee companies not accounted for under the consolidation or the equity method are accounted for under the cost method of accounting. Under this method, The Company’s share of earnings or losses of such investee companies is not included in the condensed consolidated balance sheet or statement of comprehensive loss. However, impairment charges are recognized in the condensed consolidated statement of comprehensive loss. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded. There is no impairment of investment at March 31, 2016.

l)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the three months ended March 31, 2016 and 2015.

m)	Inventory

The Company primarily values inventories at the lower of cost or market applied on a first-in, first-out basis. The Company identifies and writes down its excess and obsolete inventories to net realizable value based on usage forecasts, order volume and inventory aging. With the development of new products, the Company also rationalizes its product offerings and will write-down discontinued product to the lower of cost or net realizable value.

n)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $250 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life
Computer equipment	3 years
Leasehold improvements	Lesser of estimated useful life or life of lease
Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

F-10

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

o)	Intangibles

All of our intangible assets are subject to amortization. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Where intangibles are deemed to be impaired we recognize an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

i) License Agreements

License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

ii) Amortization

Amortization is reported in the statement of comprehensive loss on a straight-line basis over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is five years which is the expected period for which we expect to derive a benefit from the underlying license agreements.

p)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

q)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned when, persuasive evidence of an arrangement exists, the products or services have been approved by the customer after delivery and/or installation acceptance or performance of services; the sales price is fixed or determinable within the contract; and collectability is reasonably assured.

r)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

s)	Income Taxes

The Company’s primary operations are based in Mexico and currently enacted tax laws in Mexico are used in the calculation of income taxes, the holding company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of March 31, 2016 and December 31, 2015, there have been no interest or penalties incurred on income taxes.

F-11

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

t)	Net Loss per Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net loss per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation (See Note 12, below).

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common shares at the average market price during the period.

Dilution is computed by applying the if-converted method for convertible preferred shares. Under this method, convertible preferred stock is assumed to be converted at the beginning of the period (or at the time of issuance, if later), and preferred dividends (if any) will be added back to determine income applicable to common stock. The shares issuable upon conversion will be added to weighted average number of common shares outstanding. Conversion will be assumed only if it reduces earnings per share (or increases loss per share).

Any common shares issued as a result of the issue of stock options and warrants would come from newly issued common shares from our remaining authorized shares.

u)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes foreign currency translation adjustments and net loss.

3	GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $6,694,959 as of March 31, 2016 and has not generated sufficient revenue to cover its operating expenditure, raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, additional capital resources will be required. The Company will need to raise capital in the near term in order to continue operating and executing its business plan. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s plan is to expand its market penetration by deploying more kiosks through various channels, thereby increasing revenues, in addition, the Company intends to raise additional equity or loan funds to meet its short term working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

4	ACQUISITION

On May 12, 2016, QPAGOS (formerly known as Asiya Pearls, Inc.), a Nevada corporation entered into the Merger Agreement with Qpagos Corporation and Merger Sub.  Pursuant to the Merger Agreement, on May 12, 2016 the Merger was consummated and Qpagos Corporation continuing as the surviving corporation of the Merger.

F-12

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4	ACQUISITION (continued)

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporation’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of Asiya’s common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, Asiya assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current Asiya stockholder of 5,000,000 shares of Common Stock agreed to return to Asiya 4,975,000 shares of Common Stock held by such holder to Asiya and the then-current Asiya stockholder retained an aggregate of 25,000 shares of Common Stock and the other stockholders of Asiya retained 5,000,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 49,929,000 shares of Asiya common stock which is approximately 91% of the Company Common Stock outstanding.

The Merger is being treated as a reverse acquisition of Asiya, a public shell company, for financial accounting and reporting purposes. As such, Qpagos Corporation is treated as the acquirer for accounting and financial reporting purposes while Asiya is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the United States Securities and Exchange Commission (“SEC”) will be those of Qpagos Corporation, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Qpagos Corporation.

Qpagos Corporation was incorporated on May 1, 2015 under the laws of Delaware under the name Qpagos Corporation as the holding company for two wholly owned operating subsidiaries, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. Each of these entities were incorporated in November 2013 in Mexico.

QPagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On August 31, 2015, Qpagos Corporation entered into a share exchange agreement with stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to effect a reverse merger transaction. Pursuant to the transaction, the majority of the stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. exchanged 99.996% and 99.99% of the outstanding shares of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., respectively, for shares of Qpagos Corporation. Upon consummation of the transaction QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. became subsidiaries of Qpagos Corporation.

5	INVESTMENT

On February 11, 2016, the Company entered into a consulting agreement with a newly formed Delaware corporation, Yogipay Corporation (“Yogipay”), in terms of the consulting agreement the Company will provide access to its considerable expertise in the payments services business to Yogipay in exchange for 3,000,000 shares of the newly formed entity which represents a 15% ownership interest in Yogipay at the date of entering into the agreement. The shares were valued at $3,000 at the date of the agreement and approximates it fair value at March 31, 2016. The investment is accounted for under the cost method of accounting.

6	INVENTORY

Inventory consisted of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015

Kiosks and accessories	$553,259	$668,567

	$553,259	$668,567

F-13

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7	PLANT AND EQUIPMENT

Plant and Equipment consisted of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015

Computer equipment	$108,383	$107,929
Office equipment	14,712	14,712
Leasehold improvement	12,375	12,375
Total cost	135,470	135,016
Less: accumulated depreciation and amortization	(73,075)	(64,479)
Property and equipment, net	$62,395	$70,537

Depreciation and amortization expense totaled $8,595 and $8,441 for the three months ended March 31, 2016 and 2015, respectively.

8	INTANGIBLES

License

Localization and implementation of the different software and technology modules is supported through a Localization Agreement. Under this agreement, at a cost of $215,000, the Licensor allocated engineering and programming resources to the Company. The cost is being amortized over 5 years.

On May 1, 2015, Qpagos Corporation entered into a renewable ten-year license with the Licensor for the non-exclusive right to license technology to provide payment services. Subsequently, on November 1, 2015, the Company and the Licensor concluded an additional amendment to the License Agreement by which the Licensor agreed to the exclusivity to the Mexican market subject to the payment of $20,000 per year payable in quarterly installments, the first two such installments payable December 1, 2015. The agreement may be terminated early by the Licensor if Qpagos Corporation fails to comply with its terms and conditions

Qpagos Corporation’s license with the Licensor is a license for the rights to use three software programs (the “Programs”): RG Switch Payment (designed to transfer payments to providers of services), RG Processing (designed processing and counting of payments) and RG Kiosk (designed for performance of payments through payment collection equipment functioning in the self-service kiosks) to be used in Mexico.

Under this agreement the Licensor is obligated to provide Qpagos Corporation with rights to use software updates developed by the Licensor. The ten-year term commences on the date of full payment of the localization contract. The Licensor retains exclusive rights to any intellectual property, including any addition, alteration, program updating, derivative or composed creation, obtained in the process of usage of the programs. The payment for the rights granted under the license is a total of $1,000, payable in annual payments of $100 per year over ten years and is in addition to the payments that we make under the Localization Agreement. The agreement provides, among other things, that Qpagos Corporation will pay the fee, ensure confidentiality of commercial and technical information received when performing the agreement and inform the Licensor of any changes in its structure. The Licensor has a right to terminate the agreement if we breach the terms of the agreement or do not properly perform or if we do not cure any breach or nonperformance within 30 days of receipt of notice of termination. If the Licensor suffers any damages, they are entitled to request compensation from Qpagos Corporation. The rights to use the Programs terminate upon termination of the Agreement.

Intangibles consisted of the following as of March 31, 2016 and December 31, 2015, respectively:

	March 31, 2016	December 31, 2015

Software license	$215,000	$215,000

Total cost	215,000	215,000
Less: accumulated amortization	(14,333)	(3,583)
Intangibles, net	$200,667	$211,417

Amortization expense was $10,750 and $0 for the three months ended March 31, 2016 and 2015, respectively.

F-14

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9	NOTES PAYABLE

Notes payable consisted of the following as of March 31, 2016 and December 31, 2015, respectively:

Description	Interest Rate	Maturity	March 31, 2016	December 31, 2015

YP Holdings LLC	12%	December 31, 2015	106,312	103,320

Total Short term notes payable			$106,312	$103,320

YP Holdings LLC

On September 21, 2015, Qpagos Corporation borrowed $100,000 from YP Holdings LLC, pursuant to an unsecured loan agreement. The unpaid balance and any accrued interest is due on December 31, 2015 bears interest at a rate of 12%. The debt remains outstanding as of the date of this report. Qpagos Corporation is expected to settle this debt in 2016.

10	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 each, and issued and has outstanding 54,954,000 shares of common stock as of March 31, 2016.

The following common shares were issued by the Company during the three months ended March 31, 2016:

i.	On February 16, 2016, Qpagos Corporation entered into consulting agreements with Gibbs Investment Holdings, Gibbs international, Eurosa, Inc. and Robert Skaff, in terms of which the parties have provided consulting services to Qpagos Corporation and continue to provide such services and were issued a total of 2,572,500 common shares of Qpagos Corporation at an issue price of $0.79 per share. In connection with the Merger, these shares of Qpagos Corporation were converted to QPAGOS shares in the ratio of 2 to 1 or 5,145,000 shares.

ii.	Restricted stock awards

(a)	An aggregate of 2,880,000 shares of restricted common stock post-Merger (1,440,000 pre the merger agreement) were issued to our Chief Executive Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

(b)	An aggregate of 1,440,000 shares of restricted common stock post-Merger, 1,440,000 pre-Merger) were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

F-15

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10	STOCKHOLDERS’ EQUITY (continued)

a.	Common Stock (continued)

The restricted stock granted and exercisable at March 31, 2016 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.20	2,880,000	$0.20	-	$-
$0.20	1,440,000	$0.20	-	$-
	4,320,000	$0.20	-	$-

The Company has recorded an expense of $108,000 and $0 for the three months ended March 31, 2016 and 2015, respectively, relating to the restricted stock awards. There will be no further expense, related to these restricted shares.

b)	Preferred Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 each, and 25,0000,000 shares of preferred stock with a par value of $0.0001 authorized, no preferred stock is issued and outstanding as of March 31, 2016.

(c)	Warrants

In connection with the Merger, outstanding Qpagos Corporation warrants were assumed by QPAGOS and converted to QPAGOS warrants the QPAGOS warrants are each exercisable for two shares of Common Stock.

During the period June 2015 to December 2015, pursuant to the private placement agreement and individual Securities Purchase Agreements entered into, new, qualified investors, acquired 2,392,000 pre-Merger common units of Qpagos Corporation at a price of $1.25 per unit, each unit consisting of one share of Common Stock and a five year warrant exercisable for one share of common stock of Qpagos Corporation at an exercise price of $1.25 per share. Upon consummation of the Merger, the warrants are exercisable for 4,784,000 shares of Common Stock at an exercise price of $0.625

The placement agent was also issued, in terms of a placement agent agreement, five year warrants to purchase 358,800 pre-Merger units at $1.25 per unit of Qpagos Corporation, each consisting of one share of common stock of Qpagos Corporation and one five year warrant exercisable for a total of 358,800 pre-Merger shares of common stock of Qpagos Corporation at an exercise price of $0.625 per share. Upon consummation of the Merger, the warrants are exercisable for 717,600 units at $0.625 per unit of QPAGOS, each unit consisting of one share of common stock and one five year warrant exercisable for a total of 727,600 shares of QPAGOS Common Stock at an exercise price of $0.625 per share.

A summary of all of our warrant activity during the period January 1, 2016 to March 31, 2016 is as follows:

	Shares Underlying Warrants	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2016	6,219,200	$0.625	$0.625
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding March 31, 2016	6,219,200	$0.625	$0.625

F-16

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10	STOCKHOLDERS’ EQUITY (continued)

The warrants outstanding and exercisable at March 31, 2016 are as follows:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual life in years
$0.625	6,219,200	4.51	$0.625	6,219,200	$0.625	4.51

	6,219,200		$0.625	6,219,200	$0.625

The warrants outstanding have an intrinsic value of $0 and $0 as of March 31, 2016 and December 31, 2015, respectively.

(d)	Reverse merger transaction

On May 12, 2016, QPAGOS (formerly known as Asiya Pearls, Inc.), a Nevada corporation entered into the Merger Agreement with QPAGOS Corporation and Merger Sub.  Pursuant to the Merger Agreement, on May 12, 2016 the Merger was consummated and Qpagos Corporation and Merger Sub merged with Qpagos Corporation continued as the surviving corporation of the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos Corporations’ capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of QPAGOS Common Stock. Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, QPAGOS assumed all of Qpagos Corporation’s warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current QPAGOS stockholder of 5,000,000 shares of Common Stock agreed to return to QPAGOS 4,975,000 shares of Common Stock held by such holder to QPAGOS and the then-current QPAGOS stockholder retained an aggregate of 25,000 shares of Common Stock and the other stockholders of QPAGOS retained 5,000,000 shares of Common Stock. Therefore, immediately following the Merger, Qpagos Corporation’s former stockholders held 49,929,000 shares of QPAGOS common stock which is approximately 91% of the QPAGOS Common Stock outstanding. The common shares issued have been retroactively reflected as the stockholder’s equity of the combined operations of the merged operations.

Although the Merger Agreement was only consummated on May 12, 2016, the effects of the merger have been retroactively applied to these interim financial statements.

11	EQUITY BASED COMPENSATION

Equity based compensation is made up of the following:

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015

Stock issued for services rendered	$108,000	$-
	$108,000	$-

F-17

QPAGOS

(FORMERLY KNOWN AS ASIYA PEARLS, INC.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the three months ended March 31, 2016 and 2015, all unvested restricted stock awards and warrants, were excluded from the computation of diluted net loss per share. Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive are as follows:

	Three Months Ended March 31, 2016 (Shares)	Three Months Ended March 31, 2015 (Shares)

Restricted stock awards – unvested	4,320,000	-
Warrants to purchase shares of common stock	6,219,200	-
	10,539,200	-

13	COMMITMENTS AND CONTINGENCIES

Qpagos Corporation operates from an office facility in Mexico. The office is leased under a three (3) year non-cancellable operating lease, which ends on December 15, 2016. The lease calls for monthly rental payment, including maintenance, of $3,425 in 2015 and $2,929 in 2016, as adjusted for exchange rate changes.

The future minimum lease installments under this agreement as of March 31, 2016 to December 16, 2016 is approximately $26,360.

14	SUBSEQUENT EVENTS

On May 12, 2016, Qpagos Corporation entered into the Merger Agreement with Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Qpagos Corporation with Qpagos Corporation surviving the Merger as QPAGOS’ wholly owned subsidiary (the “Merger”). Each shareholder of Qpagos Corporation received two shares of the common stock of QPAGOS for each share of common stock owned by such shareholder. QPAGOS also assumed all of the warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock. Immediately after the merger, the shareholders of Qpagos Corporation owned approximately 91% of the merged entity,

The acquisition of Qpagos Corporation by QPAGOS has been accounted for as a reverse acquisition for financial accounting purposes. The Reverse Merger is deemed a capital transaction and the net assets of Qpagos Corporation (the accounting acquirer) is carried forward to the Company (the legal acquirer) at their carrying value before the merger. The acquisition process utilizes the capital structure of QPAGOS and the assets and liabilities of Qpagos Corporation are recorded at historical cost. The financials statements of QPAGOS and Qpagos Corporation are being combined and Qpagos Corporation is the operating entity for financial reporting purposes and the financial statements for all periods presented represent the combined financial position and results of operations of Qpagos Corporation. The equity of the Company is the historical equity of Qpagos Corporation presented retroactively to reflect the number of shares issued in the transaction.

On May 27, the Company filed a certificate of amendment changing the name of the Company from Asiya Pearls Inc. to QPAGOS.

On June 1, 2016, the Board of directors approved changing the Company’s year end from October 31 to December 31. As a result of the change in fiscal year, the Company is filing this Transition Report on Form 10-Q covering the transition period from December 31, 2015 to March 31, 2016.

On June 7, 2016, 4,975,000 shares were returned to the Company and recorded as treasury shares, in terms of the Merger Agreement, the effect of this transaction has been retroactively reflected in these financial statements.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-18

805 Third Avenue New York, NY 10022 212.838.5100 212.838.2676/ Fax www.rbsmllp.com

Report of the Independent Registered Public Accounting Firm

To the Board of Directors and shareholders

Qpagos Corporation

We have audited the accompanying consolidated balance sheets of Qpagos Corporation (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the years ended December 31, 2015 and 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, an audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that Qpagos Corporation will continue as a going concern.  As more fully described in Note 3 to the consolidated financial statements, the Company has incurred recurring operating losses and may have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/RBSM LLP

New York, NY

May 13, 2016

F-19

QPAGOS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
Assets

Current Assets
Cash	$832,159	$173,828
Accounts receivable	242,075	15,914
Inventory	668,567	646,986
Recoverable IVA taxes and credits	412,143	171,200
Other current assets	20,509	50,000
Total Current Assets	2,175,453	1,057,928

Non-Current Assets
Plant and equipment, net	70,537	99,985
Intangibles, net	211,417	-
Other assets	11,712	6,192
Total Non-Current Assets	293,666	106,177
Total Assets	$2,469,119	$1,164,105

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable	$38,372	$102,501
Notes payable	103,320	2,324,422
IVA and other taxes payable	181,946	8,625
Advances from customers	1,986	3,092
Total Current Liabilities	325,624	2,438,640

Total Liabilities	325,624	2,438,640

Stockholders' Equity (Deficit)
Common stock, $0.001 par value; 50,000,000 shares authorized, 22,392,000 and 4,619,314 shares issued and outstanding as of December 31, 2015 and 2014, respectively.	22,392	4,619
Additional paid-in-capital	5,717,947	58,282
Accumulated deficit	(4,019,428)	(1,490,185)
Accumulated other comprehensive income	422,584	152,749
Total stockholder's equity (deficit) - controlling interest	2,143,495	(1,274,535)
Non-controlling interest	-	-
Total Stockholders' Equity (Deficit)	2,143,495	(1,274,535)
Total Liabilities and Stockholders' Equity (Deficit)	$2,469,119	$1,164,105

See notes to consolidated financial statements

F-20

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Net Revenue	$1,510,369	$137,250

Cost of Goods Sold	1,521,128	132,988

Gross (Loss) Profit	(10,759)	4,262

General and administrative	2,000,714	1,264,535
Depreciation and amortization	37,810	30,600
Total Expense	2,038,524	1,295,135
Loss from Operations	(2,049,283)	(1,290,873)

Other (expense) income	(9,991)	2,419
Interest expense, net	(3,319)	11
Foreign currency loss	(466,920)	(200,875)
Loss before Provision for Income Taxes	(2,529,513)	(1,489,318)

Provision for Income Taxes	-	-

Net Loss	(2,529,513)	(1,489,318)

Net loss attributable to non-controlling interest	-	-

Net Loss Attributable to Controlling Interest	$(2,529,513)	$(1,489,318)

Net Loss Per Share - Basic and Diluted	$(0.20)	$(0.61)

Weighted Average Number of Shares Outstanding - Basic and Diluted	12,849,373	2,459,314

Other Comprehensive Loss
Foreign currency translation adjustment	269,835	147,167

Total Comprehensive loss	(2,259,678)	(1,342,151)

Comprehensive loss attributable to non-controlling interest	-	-

Comprehensive Loss Attributable to Controlling Interest	$(2,259,678)	$(1,342,151)

See notes to consolidated financial statements

F-21

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 1, 2014 TO DECEMBER 31, 2015

						Total
						Stockholders'
					Accumulated	Equity		Total
			Additional		Other	(Deficit)	Non-	Stockholders'
	Common Stock		Paid-in	Accumulated	Comprehensive	Controlling	Controlling	Equity
	Shares	Amount	Capital	Deficit	Income	Interest	Interest	(Deficit)
Balance as of January 1, 2014	4,619,314	$4,619	$58,282	$(867)	$5,582	$67,616	$-	$67,616

Translation adjustment	-	-	-	-	147,167	147,167	-	147,167

Net loss	-	-	-	(1,489,318)	-	(1,489,318)	-	(1,489,318)
Balance as of December 31, 2014	4,619,314	4,619	58,282	(1,490,185)	152,749	(1,274,535)	-	(1,274,535)

Withholding tax adjustment at foreign subsidiary	-	-	-	270		270	-	270

Shares issued for services	833,575	834	165,881	-		166,715	-	166,715

Issuance of shares of common stock	2,392,000	2,392	2,987,608	-		2,990,000	-	2,990,000

Share issuance expense	-	-	(388,700)			(388,700)	-	(388,700)

Conversion of debt to equity	14,547,111	14,547	2,894,876	-		2,909,423	-	2,909,423

Translation adjustment	-	-	-	-	269,835	269,835	-	269,835

Net loss	-	-	-	(2,529,513)		(2,529,513)	-	(2,529,513)

Balance as of December 31, 2015	22,392,000	$22,392	$5,717,947	$(4,019,428)	$422,584	$2,143,495	$-	$2,143,495

See notes to consolidated financial statements

F-22

QPAGOS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to the company	$(2,529,513)	$(1,489,318)
Less: loss attributable to non-controlling interest	-	-
Net loss	(2,529,513)	(1,489,318)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation expense	34,227	31,668
Amortization expense	3,583	518
Equity based compensation charge	166,715	-
Changes in Assets and Liabilities
Accounts receivable	(226,161)	(13,301)
Inventory	(21,581)	(646,986)
Recoverable IVA taxes and credits	(240,943)	(161,984)
Other current assets	29,491	(50,000)
Other assets	(5,520)	762
Accounts payable and accrued expenses	(64,129)	50,082
IVA and other taxes payable	173,591	4,609
Advances from customers	(1,106)	3,092
Interest accruals	3,320	-
CASH USED IN OPERATING ACTIVITIES	(2,678,026)	(2,270,858)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,779)	(132,171)
Intangible assets	(215,000)	-
NET CASH USED IN INVESTING ACTIVITIES	(219,779)	(132,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on common stock issued, net of expenses	2,601,300	-
Capital contribution	-	53,203
Proceeds from loans payable	685,001	2,324,422
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,286,301	2,377,625

Effect of exchange rate changes on cash and cash equivalents	269,835	147,167

NET INCREASE IN CASH	658,332	121,763
CASH AT BEGINNING OF YEAR	173,828	52,065
CASH AT END OF YEAR	$832,159	$173,828

CASH PAID FOR INTEREST AND TAXES:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of debt to equity	$2,909,423	$-

See notes to consolidated financial statements

F-23

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND DESCRIPTION OF BUSINESS

a)	Organization

QPAGOS Corporation (“the Company”) was incorporated on May 1, 2015 under the laws of the state of Delaware to effectuate a reverse merger transaction with Qpagos, S.A.P.I. de C.V. (Qpagos) and Redpag Electrónicos S.A.P.I. de C.V. (Redpag). Each of the entities were incorporated in November 2013 in Mexico. Qpagos was formed to process payment transactions for service providers it contracts with, and Redpag was formed to deploy and operate kiosks as an agent of Qpagos.

On August 31, 2015, QPAGOS Corporation entered into various agreements with the shareholders of Qpagos and Redpag to effect a reverse merger transaction (the "Reverse Merger''). Pursuant to the Reverse Merger, the majority of the shareholders of Qpagos and Redpag, agreed to exchange 99.996% and 99.990% of the outstanding shares, respectively, and QPAGOS Corporation agreed to acquire aforementioned shares of Qpagos and Redpag. The Reverse Merger closed on August 31, 2015. Upon the close of the Reverse Merger, QPAGOS Corporation became the parent of Qpagos and Redpag and assumed the operations of these two companies as its sole business. The transactions contemplated by the Reverse Merger were intended to be a "tax-free" transaction pursuant to the Internal Revenue Code.

For financial accounting purposes, the Reverse Merger was treated as a reverse acquisition by Qpagos and Redpag, and resulted in a recapitalization with Qpagos and Redpag being the accounting acquirer. Accordingly, the Company's historical financial statements have been prepared to give retroactive effect to the reverse acquisition completed on August 31, 2015, and represent the operations of Qpagos and Redpag from January 1, 2014 and for QPAGOS Corporation, from the period September 1, 2015 to December 31, 2015.

QPAGOS Corporation and its subsidiaries Qpagos and Redpag will be referred to hereafter as “the Company”.

b)	Description of the business

QPAGOS Corporation, through its subsidiaries Qpagos and Redpag, provide physical and virtual payment services to the Mexican market. The Company provides an integrated network of kiosks, terminals and payment channels that enable consumers in Mexico to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. The Company helps consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, our licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation and tickets, shop online or at a retail store, buy digital services or send money to a friend or relative.

2	ACCOUNTING POLICIES AND ESTIMATES

a)	Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

On August 31, 2015, the QPAGOS Corporation completed the Reverse Merger with Qpagos and Redpag. The results of operations for Qpagos and Redpag have been combined from January 1, 2014 to December 31, 2014 in these consolidated financial statements.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

F-24

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary in which it has a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

Qpagos Corporation – Parent Company

Qpagos, S.A. P.I de C.V., a Mexican entity (99.996% owned)

Redpag Electrónicos, S.A. P.I. de C.V., a Mexican entity (99.990% owned)

c)	Mexican Operations

The financial statements of the Company’s Mexican operations are measured using local currencies as their functional currencies.

The Company translates the assets and liabilities of its Mexican subsidiaries at the exchange rates in effect at year end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss). All sales to customers are in Mexico.

d)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments. In particular, significant estimates and judgments include those related to: the estimated useful lives for plant and equipment, the fair value of warrants and stock options granted for services or compensation, estimates of the probability and potential magnitude of contingent liabilities, derivative liabilities, the valuation allowance for deferred tax assets due to continuing operating losses, those related to revenue recognition and the allowance for doubtful accounts.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

e)	Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

F-25

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

f)	Fair Value of Financial Instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other current assets, other assets, accounts payable, accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

g)	Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated, including the potential risk of business failure. The recent global economic crisis has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These conditions not only limit the Company’s access to capital, but also make it difficult for its customers, vendors and the Company to accurately forecast and plan future business activities.

The Company’s operations are carried out in Mexico. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Mexico and by the general state of those economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

h)	Recent Accounting Pronouncements

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-26

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements (continued)

In August 2015, FASB issued Accounting Standards Update (“ASU”) No.2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In January 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 01 “Recognition and Measurement of Financial Assets and Financial Liabilities “intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by: Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities; Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, and; Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost.

F-27

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

h)	Recent Accounting Pronouncements (continued)

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 02, “Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets—referred to as “lessees”—to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee—also known as lessor accounting—will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020.

In March 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 09 “Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

In April 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2016 – 10 “Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing “. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

F-28

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

i)	Reporting by Segment

No segmental information is required as the Company currently only has one segment of business, providing physical and virtual payment services in the Mexican Market.

j)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2015 and December 31, 2014, respectively, the Company had no cash equivalents.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution in the United States. The balance at times may exceed federally insured limits. At December 31, 2015, the Company had cash balances in the United States, which exceeded the federally insured limits by $531,238. At December 31, 2014, the balance did not exceed the federally insured limit.

k)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Revisions to the allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense. Receivables deemed uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. There were no recoveries during the period ended December 31, 2015 and 2014.

l)	Inventory

The Company primarily values inventories at the lower of cost or market applied on a first-in, first-out basis. The Company identifies and writes down its excess and obsolete inventories to net realizable value based on usage forecasts, order volume and inventory aging. With the development of new products, the Company also rationalizes its product offerings and will write-down discontinued product to the lower of cost or net realizable value.

m)	Plant and Equipment

Plant and equipment is stated at cost, less accumulated depreciation. Plant and equipment with costs greater than $1,000 are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Life
Computer equipment	3 years
Leasehold improvements	Lesser of estimated useful life or life of lease
Office equipment	10 years

The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

F-29

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

n)	Intangibles

All of our intangible assets are subject to amortization. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Where intangibles are deemed to be impaired we recognize an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

i) License Agreements

License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

ii) Amortization

Amortization is reported in the income statement on a straight-line basis over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is five years which is the expected period for which we expect to derive a benefit from the underlying license agreements.

o)	Long-Term Assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

p)	Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned when, persuasive evidence of an arrangement exists, the products or services have been approved by the customer after delivery and/or installation acceptance or performance of services; the sales price is fixed or determinable within the contract; and collectability is reasonably assured.

q)	Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded in operating expenses in the consolidated statement of operations.

r)	Income Taxes

The Company’s primary operations are based in Mexico and currently enacted tax laws in Mexico are used in the calculation of income taxes, the holding company is based in the US and currently enacted US tax laws are used in the calculation of income taxes.

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A full valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of December 31, 2015 and 2014, there have been no interest or penalties incurred on income taxes.

F-30

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	ACCOUNTING POLICIES AND ESTIMATES (continued)

s)	Net Loss per Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net loss per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation (See Note 12, below).

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common shares at the average market price during the period.

Dilution is computed by applying the if-converted method for convertible preferred shares. Under this method, convertible preferred stock is assumed to be converted at the beginning of the period (or at the time of issuance, if later), and preferred dividends (if any) will be added back to determine income applicable to common stock. The shares issuable upon conversion will be added to weighted average number of common shares outstanding. Conversion will be assumed only if it reduces earnings per share (or increases loss per share).

Any common shares issued as a result of the issue of stock options and warrants would come from newly issued common shares from our remaining authorized shares.

t)	Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes translation adjustment and net loss.

3	GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $4,019,428 as of December 31, 2015 and has not generated sufficient revenue to cover its operating expenditure, raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, additional capital resources will be required. The Company will need to raise capital in the near term in order to continue operating and executing its business plan. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s plan is to expand its market penetration by deploying more kiosks through various channels, thereby increasing revenues, in addition, the Company intends to raise additional equity or loan funds to meet its short term working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

4	ACQUISITION

On August 27, 2015, the Company entered into a series of agreements which completed the Reverse Merger with Qpagos and Redpag. As part of the merger, 1,500 Series A shares and 1,548,480 Series B shares outstanding of Qpagos and 1,500 Series A Shares and 2,238,245 Series B shares of Redpag was acquired by QPAGOS. The original shareholders of Qpagos and Redpag were effectively issued 4,619,314 common shares of QPAGOS resulting in control of QPAGOS, effectuating the reverse merger transaction.

The acquisition of Qpagos and Redpag by QPAGOS Corporation has been accounted for as a reverse acquisition for financial accounting purposes. The Reverse Merger is deemed a capital transaction and the net assets of Qpagos and Redpag (the accounting acquirers) are carried forward to QPAGOS Corporation (the legal acquirer) at their carrying value before the combination. The acquisition process utilizes the capital structure of QPAGOS Corporation and the assets and liabilities of Qpagos and Redpag are recorded at historical cost. The financials statements of Qpagos, Redpag and QPAGOS Corporation are being combined for the period from January 1, 2014 through December 31, 2015. In these financial statements, Qpagos and Redpag are the operating entities for financial reporting purposes and the financial statements for all periods presented represent the combined financial position and results of operations of Qpagos and Redpag. The equity of Qpagos and Redpag is the historical equity of QPAGOS Corporation, presented retroactively to reflect the number of shares issued in the transaction.

F-31

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	INVENTORY

Inventory consisted of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Kiosks and spare parts in transit	$-	$405,568
Kiosks	668,567	106,047
Spare parts	-	135,371
	$668,567	$646,985

6	PLANT AND EQUIPMENT

Plant and Equipment consisted of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Computer equipment	$107,929	$105,509
Office equipment	14,712	14,712
Leasehold improvement	12,375	10,364
Total cost	135,017	130,585
Less: accumulated depreciation and amortization	(64,479)	(30,600)
Property and equipment, net	$70,537	$99,985

Depreciation and amortization expense totaled $37,810 and $30,600 for the years ended December 31, 2015 and 2014, respectively.

7	INTANGIBLES

License

Localization and implementation of the different software and technology modules is supported through a Localization Agreement. Under this agreement, at a cost of $215,000, the Licensor allocated engineering and programming resources to the Company. The cost is being amortized over years 5 years.

On May 1, 2015, the Company entered into a ten-year license with the Licensor for the non-exclusive right to license technology to provide payment services. Subsequently, on November 1, 2015, the Company and the Licensor concluded an Additional amendment to the License Agreement by which the Licensor agreed to the exclusivity to the Mexican market subject to the payment of $20,000 per year payable in quarterly installments, the first two such installments payable December 1, 2015. The agreement may be terminated early by the Licensor if the Company fails to comply with its terms and conditions

F-32

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7	INTANGIBLES (continued)

License (continued)

Our license with the Licensor is a license for the rights to use three software programs (the “Programs”): RG Switch Payment (designed to transfer payments to providers of services), RG Processing (designed processing and counting of payments) and RG Kiosk (designed for performance of payments through payment collection equipment functioning in the self-service kiosks) to be used in Mexico.

Under this agreement the Licensor is obligated to provide the Company with rights to use software updates developed by the Licensor. The ten-year term commences on the date of full payment of the localization contract. The Licensor retains exclusive rights to any intellectual property, including any addition, alteration, program updating, derivative or composed creation, obtained in the process of usage of the programs. The payment for the rights granted under the license is a total of $1,000, payable in annual payments of $100 per year over ten years and is in addition to the payments that we make under the Localization Agreement. The agreement provides, among other things, that we will pay the fee, ensure confidentiality of commercial and technical information received when performing the agreement and inform the Licensor of any changes in its structure. The Licensor has a right to terminate the agreement if we breach the terms of the agreement or do not properly perform or if we do not cure any breach or nonperformance within 30 days of receipt of notice of termination. If the Licensor suffers any damages, they are entitled to request compensation from the Company. The rights to use the Programs terminate upon termination of the Agreement.

Intangibles consisted of the following as of December 31, 2015 and 2014, respectively:

	December 31, 2015	December 31, 2014

Software license	$215,000		$-

Total cost	215,000
Less: accumulated amortization	(3,583)		-
Intangibles, net	$211,417	$

Amortization expense was $3,583 and $0 for the year ended December 31, 2015 and 2014, respectively.

F-33

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2015 and 2014, respectively:

Description	Interest Rate	Maturity	December 31, 2015	December 31, 2014

Panatrade Business Ltd	5%	February 3, 2019	$-	$916,500

Huppay Global Corp	5%	12 June 2019	-	596,543

Newvello Limited	5%	July 18, 2019	-	400,000

Satellite Development	11%	March 31, 2015	-	211,379

Clive Kabatznik	12%	December 31, 2014, extended by lender	-	25,000

Strategic IR, Inc.	12%	December 31, 2014, Extended by lender	-	75,000

Joseph W & Patricia G Family Trust	12%	December 31, 2014, extended by lender	-	100,000

Alberto Pereira Bunster	12%	June 30, 2015, extended by lender	-	-

Dimitri Kurganov	5%	April 1, 2016	-	-

Alex Pereira	12%	June 30, 2015	-	-

Delinvest Commercial Limited	5%	May 11, 2015	-	-

Evgeny Simonov	12%	February 3, 2019	-	-

Igor Moiseev	5%	July 18, 2019	-	-

Irina Galikhanova	5%	February 3, 2019	-	-

Olga Akhmetova	5%	February 3, 2019	-	-

YP Holdings LLC	12%	December 31, 2015	103,320	-

Total Short term notes payable			$103,320	$2,324,422

No interest was accrued on any of the notes, which were all converted into equity at the principal amount of the note outstanding, except the note payable to YP Holdings LLC, which note accrued interest at 12% per annum and is included in the note payable balance.

F-34

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Panatrade Business Ltd

On February 3, 2014, Qpagos entered into a $500,000 unsecured loan agreement, bearing interest at 5% per annum with Panatrade Business Limited (“Panatrade”), the agreement provided for the loan to be granted in several tranches. The loans advanced and any unpaid accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015. $154,500 was advanced to Qpagos during the year ended December 31, 2014 and a further $35,021 was advanced during the year ended December 31, 2015.

On February 3, 2014, Redpag entered into a $1,500,000 unsecured loan agreement, bearing interest at 5% per annum with Panatrade Business Limited, the agreement provided for the loan to be granted in several tranches. The loans advanced and any accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is to be paid yearly starting from February 2015. $762,000 was advanced to Redpag during the year ended December 31, 2014.

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $116,258 was assigned from Satellite Development to Panatrade and Panatrade assigned a total of $876,945 to various other parties. The balance of $190,834 remaining after these assignments was converted, in terms of an exchange agreement entered into with the Company, into 954,168 common shares at an issue price of $0.20 per share.

Huppay Global Corp.

On June 12, 2014, Qpagos borrowed $199,130, $203,320 and $194,093 under three separate unsecured loan agreements, bearing interest at 5% per annum with Huppay Global Corp. Each loan agreement has the same terms and conditions. The loans advanced and any unpaid accrued interest thereon is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, the total balance outstanding of $596,543 was converted, in terms of an exchange agreement entered into with the Company, into 2,982,715 common shares at an issue price of $0.20 per share.

Newvello Limited

On July 18, 2014, Qpagos entered into a $400,000 unsecured loan agreement, bearing interest at 5% per annum with Newvello Limited. The loan advanced and any unpaid accrued interest is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, in terms of an assignment agreement entered into, $80,000 of the loan was assigned to an individual. The balance of $320,000 was converted in terms of an exchange agreement entered into with the Company, into 1,600,000 common shares at an issue price of $0.20 per share.

Satellite Development

On December 10, 2014, Qpagos entered into a $211,379 unsecured loan agreement, bearing interest at 5% per annum with Satellite development. The loan advanced and any unpaid accrued interest is due sixty (60) months after the first disbursement made by the lender. Interest is payable yearly starting from February 2015.

On August 31, 2015, in terms of various assignment agreements entered into, the total loan balance of $211,379 was assigned as follows to Panatrade in the amount of $116,258 and to Delinvest Commercial Limited, in the amount of $95,121.

F-35

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Clive Kabatznik

On November 26, 2014, Qpagos entered into a $25,000 unsecured loan agreement, bearing interest at 12% per annum with Clive Kabatznik. The loan advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $25,000 was converted, in terms of an exchange agreement entered into with the Company, into 125,000 common shares at an issue price of $0.20 per share.

Strategic IR, Inc.

On November 26, 2014, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Strategic IR, Inc. The loan advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, in terms of an assignment agreement entered into, $50,000 of the Panatrade loan was assigned to Strategic IR. The total balance of the loan outstanding of $125,000 was converted in terms of an exchange agreement entered into with the Company, into 625,000 common shares at an issue price of $0.20 per share.

Joseph W & Patricia G Family Trust

On August 6, 2014 and November 26, 2014, Qpagos entered into two equal $50,000 unsecured loan agreements, bearing interest at 12% per annum with Joseph W & Patricia G Family trust. The loans advanced and any unpaid accrued interest was due on December 31, 2014, subject to the lender having the right to extend the maturity date of the loans until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $100,000 was converted, in terms of an exchange agreement entered into with the Company, into 500,000 common shares at an issue price of $0.20 per share.

Alberto Pereira Bunster

On April 10, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Alberto Pereira Bunster. The loan advanced and any unpaid accrued interest was due on June 30, 2015, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

F-36

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Dimitri Kurganov

On March 31, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 5% per annum with Dimitri Kurganov. The loan advanced and any unpaid accrued interest was due on April 1, 2016, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

Alex Pereira

On April 10, 2015, Qpagos entered into a $75,000 unsecured loan agreement, bearing interest at 12% per annum with Alex Pereira. The loan advanced and any unpaid accrued interest was due on June 30, 2015, subject to the lender having the right to extend the maturity date of the loan until payment is demanded or until such date as a private placement raising $1,000,000 in gross proceeds is consummated, in addition, the loan, or any portion thereof, may be converted into common stock of the Company at the lowest per share price at which the founders’ of the Company shall have converted any of their debt into common stock of the Company.

On August 31, 2015, the total balance outstanding of $75,000 was converted, in terms of an exchange agreement entered into with the Company, into 375,000 common shares at an issue price of $0.20 per share.

Delinvest Commercial Limited

On February 11, 2015, Qpagos entered into a $300,000 unsecured loan agreement, bearing interest at 5% per annum with Delinvest Commercial limited (“Delinvest”). The loan advanced and any unpaid accrued interest was due three months after the funds were advanced. Interest is payable yearly starting from February 2015. A further $24,980 was advanced to the Company under this loan agreement subsequent to February 11, 2015.

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $95,121 was assigned from Satellite Development to Delinvest and Delinvest assigned a total of $162,000 to various other parties. The balance of $258,101 remaining after these assignments was converted, in terms of an exchange agreement entered into with the Company, into 1,290,504 common shares at an issue price of $0.20 per share.

Evgeny Simonov

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $220,000 was assigned from Panatrade to Evgeny Simonov. The balance of $220,000 was converted, in terms of an exchange agreement entered into with the Company, into 1,100,000 common shares at an issue price of $0.20 per share.

Igor Moiseev

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $80,000 was assigned from Newvello Limited to Igor Moiseev. The balance of $80,000 was converted, in terms of an exchange agreement entered into with the Company, into 400,000 common shares at an issue price of $0.20 per share.

F-37

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	NOTES PAYABLE (continued)

Irina Galikhanova

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $380,000 was assigned from Panatrade to Irina Galikhanova. The balance of $380,000 was converted, in terms of an exchange agreement entered into with the Company, into 1,900,000 common shares at an issue price of $0.20 per share.

Olga Akhmetova

On August 31, 2015, in terms of various assignment agreements entered into, a loan of $388,945 was assigned from Panatrade to Olga Akhmetova. The balance of $388,945 was converted, in terms of an exchange agreement entered into with the Company, into 1,944,724 common shares at an issue price of $0.20 per share.

YP Holdings LLC

On September 21, 2015, Qpagos borrowed $100,000 from YP Holdings LLC, pursuant to an unsecured loan agreement. The unpaid balance and any accrued interest is due on December 31, 2015 bears interest at a rate of 12%. The debt remains outstanding as of the date of this report. The Company is expected to settle this debt in 2016.

9	STOCKHOLDERS’ EQUITY

a.	Common Stock

The Company has authorized 50,000,000 common shares with a par value of $0.001 each, and issued and has outstanding 22,392,000 shares of common stock as of December 31, 2015.

The following common shares were issued by the Company during the year ended December 31, 2015:

i.	In terms of a private placement agreement entered into on May 18, 2015 between the Company and a placement agent (“the Placement Agent”), the Placement Agent agreed to assist the Company in raising financing. The financing is in the form of equity. The Placement Agent received a fee of 10% of the gross proceeds raised together with a 3% expense recovery fee. In addition, to this the Placement Agent was issued warrants equal to 15% of the total number of shares issued to the investors, on the same terms and conditions of those units issued to investors.

During the period June 2015 to December 2015, pursuant to the private placement agreement and individual Securities Purchase Agreements entered into, new, qualified investors, acquired 2,392,000 common units of the Company at a price of $1.25 per unit, each unit consisting of one share of Common Stock and a five year warrant exercisable for one share of common stock at an exercise price of $1.25 per share, for net proceeds of $2,601,300 after deducting placement agent fees and other share issue expenses of $388,700. The placement agent was also issued five year warrants to purchase 538,200 units to purchase shares of common stock at an exercise price of $1.25 per unit.

ii.	an aggregate of 3,292,889 Common shares issued to consultants and advisors for services at an issue price of $0.20 per share, the market value of our common stock when the shares were issued.

iii.	an aggregate of 14,547,111 Common shares issued to debt holders in a debt for equity swap at an issue price of $0.20 per share.

F-38

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	STOCKHOLDERS’ EQUITY (continued)

a)	Common Stock (continued)

iv.	Restricted stock awards

(a)	An aggregate of 1,440,000 shares of restricted common stock were issued to our Chief Executive Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

(b)	An aggregate of 720,000 shares of restricted common stock were issued to our Chief Operating Officer in terms of an employment agreement entered into with him. These shares are restricted and vest October 29, 2016. These restricted shares were valued at the closing price of the common stock on October 19, 2015.

The restricted stock granted and exercisable at December 31, 2015 is as follows:

	Restricted Stock Granted		Restricted Stock Vested
Grant date Price	Number Granted	Weighted Average Fair Value per Share	Number Vested	Weighted Average Fair Value per Share
$0.20	1,440,000	$0.20	-	$-
$0.20	720,000	$0.20	-	$-
	2,160,000	$0.20	-	$-

The Company has recorded an expense of $288,000 and $0 for the year ended December 31, 2015 and 2014, relating to the restricted stock awards. There will be no further expense, related to these restricted shares.

b)	Preferred Stock

The Company has authorized 10,000,000 common shares with a par value of $0.001 each, no preferred stock is issued and outstanding as of December 31, 2015.

(c)	Warrants

During the period June 2015 to December 2015, pursuant to the private placement agreement and individual Securities Purchase Agreements entered into, new, qualified investors, acquired 2,392,000 common units of the Company at a price of $1.25 per unit, each unit consisting of one share of Common Stock and a five year warrant exercisable for one share of common stock at an exercise price of $1.25 per share.

The placement agent was also issued, in terms of a placement agent agreement, five year warrants to purchase 358,800 units at $1.25 per unit, each consisting of one share of Common stock and a five year warrant exercisable for 358,800 shares of Common Stock at an exercise price of $1.25 per share.

F-39

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	STOCKHOLDERS’ EQUITY (continued)

(c)	Warrants (continued)

A summary of all of our warrant activity during the period January 1, 2014 to December 31, 2015 is as follows:

	Shares Underlying Warrants	Exercise price per share	Weighted average exercise price
Outstanding January 1, 2014	-	$-	$-
Granted	-	-	-
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2014	-	$-	$-
Granted	3,109,600	1.25	1.25
Forfeited/Cancelled	-	-	-
Exercised	-	-	-
Outstanding December 31, 2015	3,109,600	$1.25	$1.25

The warrants outstanding and exercisable at December 31, 2015 are as follows:

	Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual life in years	Weighted Average Exercise Price		Number Exercisable	Weighted Average Exercise Price		Weighted Average Remaining Contractual life in years
$1.25	3,109,600	4.76		$1.25	3,109,600		$1.25	4.76

	3,109,600		$		3,109,600	$

The warrants outstanding have an intrinsic value of $0 and $0 as of December 31, 2015 and 2014, respectively.

(d)	Conversion of Notes Payable to Equity

In 2015, the Company, in a debt for equity transaction, settled $2,909,423 in notes payable in exchange for 14,547,111 shares of common stock. Of the notes payable converted to equity, $2,324,422 is included in Notes Payable on the balance sheet at December 31, 2014.

(e)	Reverse merger transaction

On August 27, 2015, the Company entered into a series of agreements which completed the Reverse Merger with Qpagos and Redpag. As part of the merger, the original shareholders of Qpagos and Redpag were effectively issued 2,459,314 common shares of QPAGOS, in terms of the consulting agreements disclosed in (a)(ii) above and 2,160,000 common shares disclosed in (a)(iv) above, resulting in a total of 4,619,314 common shares issued which have been retroactively reflected as the stockholder’s equity of the combined operations of the merged operations.

F-40

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	INCOME TAXES

The provision for income taxes consists of the following:

	Year ended December 31, 2015	Year ended December 31, 2014

Current
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

Deferred
Federal	$-	$-
State	-	-
Foreign	-	-
	$-	$-

A reconciliation of the U.S. Federal statutory income tax to the effective income tax is as follows:

	Year ended December 31, 2015	Year ended December 31, 2014

Tax expense at the federal statutory rate	$(1,081,228)	$(522,457)
State tax expense, net of federal tax effect	-	-
Effect of foreign operations	89,178	69,514
Permanent timing differences	62,082	35,858
Deferred income tax asset valuation allowance	929,968	417,085
	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2015	December 31, 2014
Depreciation and amortization	$(74,219)	$3
Other	(26,989)	-
Net operating losses	1,031,176	417,082
Valuation allowance	(929,968)	(417,085)
Net deferred income tax assets	$-	$-

The valuation allowance for deferred income tax assets as of December 31, 2015 and December 31, 2014 was $929,968 and $417,085, respectively. The net change in the deferred income tax assets valuation allowance was an increase of $512,883 for 2015 and a decrease of $452,029 for 2014, respectively.

F-41

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	INCOME TAXES (continued)

As of December 31, 2015, the prior three years remain open for examination by the federal or state regulatory agencies for purposes of an audit for tax purposes.

The Company’s net operating loss carry-forwards of $7,488,342 begin to expire in 2023 through 2035. In assessing the realizability of deferred income tax assets, management considers whether or not it is more likely than not that some portion or all deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

The Company’s ability to utilize the operating loss carry-forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, if future changes in ownership occur.

11	EQUITY BASED COMPENSATION

Equity based compensation is made up of the following:

	Year ended December 31, 2015	Year ended December 31, 2014

Stock issued for services rendered	166,715	-
	$166,715	$-

12	NET LOSS PER SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus common stock equivalents. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the year ended December 31, 2015 and 2014, all unvested restricted stock awards and warrants, were excluded from the computation of diluted net loss per share. Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive are as follows:

	Year ended December 31, 2015 (Shares)	Year ended December 31, 2014 (Shares)

Restricted stock awards – unvested	2,160,000	2,160,000
Warrants to purchase shares of common stock	3,109,600	-
	5,269,600	2,160,000

13	COMMITMENTS AND CONTINGENCIES

The Company operates from an office facility in Mexico. The office is leased under a three (3) year non-cancellable operating lease, which ends on December 15, 2016. The lease calls for monthly rental payment, including maintenance, of $3,425 in 2014 and $2,929 in 2015, as adjusted for exchange rate changes.

The future minimum lease installments under this agreement as of December 31, 2015 to December 16, 2016 is approximately $32,748.

F-42

QPAGOS CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	SUBSEQUENT EVENTS

Subsequent to year end, on February 1, 2016, the Company entered into a consulting agreement with a newly formed Delaware corporation, Yogipay Corporation (“Yogipay”), in terms of the consulting agreement the Company will provide access to its considerable expertise in the payments services business to Yogipay in exchange for 3,000,000 shares of the newly formed entity which represents a 15% ownership interest in Yogipay at the date of entering into the agreement.

On February 16, 2016, the Company entered into consulting agreements with Gibbs Investment Holdings, Gibbs international, Eurosa, Inc. and Robert Skaff, in terms of which the parties have provided consulting services to the Company and continue to provide such services and were issued a total of 2,572,500 common shares of the Company having a value as determined by the Company of $1.25 per share

On May 12, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qpagos Merge, Inc., a Delaware corporation and wholly owned subsidiary of a listed shell company, Asiya Pearls, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company with the Company surviving the Merger as Asiya Pearls, Inc. (“Asiya”) wholly owned subsidiary (the “Merger”). Each shareholder of the Company received two shares of the common stock of Asiya for each share of common stock owned by such shareholder. Asiya also assumed all of the warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock. Immediately after the merger, the shareholders of the Company own approximately 91% of the merged entity,

The acquisition of the Company by Asiya has been accounted for as a reverse acquisition for financial accounting purposes. The Reverse Merger is deemed a capital transaction and the net assets of Asiya (the accounting acquirer) is carried forward to the Company (the legal acquirer) at their carrying value before the merger. The acquisition process utilizes the capital structure of Asiya and the assets and liabilities of the Company are recorded at historical cost. The financials statements of Asiya and the Company are being combined and the Company is the operating entity for financial reporting purposes and the financial statements for all periods presented represent the combined financial position and results of operations of the Company. The equity of the Company is the historical equity of Asiya, presented retroactively to reflect the number of shares issued in the transaction.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-43

16,136,274 SHARES OF COMMON STOCK

PROSPECTUS

August 2, 2016

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

57

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock underlying the Warrants by the Selling Stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$1,479
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Printing and related expenses	3,000
Transfer agent fees and expenses	5,000
Miscellaneous	521
Total	$35,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities that we have sold during the last three years.  We did not pay any commissions in connection with any of these sales.

58

On October 25, 2013, we issued 5,000,000 shares of our common stock to Mr. and Mrs. Shaikh for cash consideration of $25,000. The issuances of the common stock were made in reliance on the exemption provided by Regulation S under the Securities Act for the offer and sale of securities not involving a public offering. Each offer was made in an offshore transaction, there were no direct selling efforts in the United States, no offer was made to a U.S. person or for the account or benefit of a U.S. person, each purchaser certified that it was not a U.S. person and was not acquiring the securities for the account of benefit of a U.S. person, each purchaser agreed to resell the securities in accordance with the provisions of Regulation S and the securities bore a legend to such effect.

In February 2016, Qpagos Corporation issued an aggregate of 5,145,000 (2,572,500 prior to consummating the Merger) shares of our common stock to four consultants as consideration for consulting services. The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In May 2016, we issued 49,929,000 shares of common stock and warrants exercisable for 6,219,200 shares of common stock in connection with the merger that we consummated. The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In July 2016, we issued 310,000 shares of common stock to one investor for proceeds of $232,500. The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

The description of the Merger in Item 2.01 is incorporated herein by reference. The issuance of the common stock was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, promulgated under the Securities Act.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2016, by and among Asiya Pearls, Inc., QPAGOS Merge, Inc. and Qpagos Corporation (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.1	Certificate of Incorporation (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.2	Bylaws (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
3.3	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on June 2, 2016)
4.1	Form of Warrants issued to Investors (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
4.2	Form of Warrant issued to Placement Agent and its designees (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
5.1	Opinion of Gracin & Marlow, LLP*
10.1	Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated May 1, 2015 (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.2	Additional Agreement No. 1 to Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated November 1, 2015 (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.3 †	Employment Agreement Gaston Pereira (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.4 †	Employment Agreement Andrey Novikov (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.5	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.6	Placement Agent Agreement (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.7	Form of Registration Rights Agreement (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.8	Consulting Agreement between Qpagos Corporation and Yogipay Corporation dated February 11, 2016 (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
10.9	Consulting Agreement between Qpagos Corporation and Eurosa Inc. dated February 11, 2016 (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
14.1	Code of Ethics (Incorporated by reference to the Registrant’s Form 8-K (File No. 333-192877) filed with the Securities and Exchange Commission on May 13, 2016)
21.1	List of Subsidiaries of QPAGOS *
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Gracin & Marlow, LLP (included in its opinion filed as Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)*

* Filed herewith

†	Indicates management contract or compensatory plan

101.INS	XBRL Instance Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

61

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

62

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, August 3, 2016.

QPAGOS

By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)
Date: August 3, 2016

By:	/s/ Mark Korb
Name: Mark Korb
Title: Chief Financial Officer
(Principal Financial Officer and Accounting Officer)
Date: August 3, 2016

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gaston Pereira, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to: (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto; (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith; (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gaston Pereira	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 3, 2016
Gaston Pereira

/s/ Mark Korb	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 3, 2016
Mark Korb

/s/ Andrey Novikov	Chief Operating Officer and Director	August 3, 2016
Andrey Novikov

/s/ Sarmad Harake	Director	August 3, 2016
Sarmad Harake

63